INTUITIVE MACHINES, LLC SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT Dated as of February 13, 2023 THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN. Exhibit 10.1

TABLE OF CONTENTS Page Article I. DEFINITIONS 3 Article II. ORGANIZATIONAL MATTERS 20 Section 2.01 Formation and Re-Domiciliation of Company 20 Section 2.02 Second Amended and Restated Limited Liability Company Agreement 20 Section 2.03 Name 21 Section 2.04 Purpose; Powers 21 Section 2.05 Principal Office; Registered Office 21 Section 2.06 Term 21 Section 2.07 No State-Law Partnership 21 Section 2.08 Liability 22 Article III. MEMBERS; UNITS; CAPITALIZATION 22 Section 3.01 Members 22 Section 3.02 Units 22 Section 3.03 Recapitalization; the Corporation’s Capital Contribution; the Corporation’s Purchase of Common Units and Unvested Earn Out Units. 25 Section 3.04 Authorization and Issuance of Additional Units and Warrants 25 Section 3.05 Repurchase or Redemption 27 Section 3.06 Certificates 28 Section 3.07 Negative Capital Accounts 28 Section 3.08 No Withdrawal 28 Section 3.09 Loans From Members 28 Section 3.10 LLC Option Exercises 28 Section 3.11 Corporate Stock Option Plans and Equity Plans 29 Section 3.12 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan 29 Article IV. DISTRIBUTIONS 30 Section 4.01 Distributions 30 Article V. CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS 33 Section 5.01 Capital Accounts 33 Section 5.02 Allocations 34 Section 5.03 Special Allocations 34 Section 5.04 Tax Allocations 37 Section 5.05 Tax Withholding. 38 Section 5.06 Rights of Series A Preferred Units 39 i

Article VI. MANAGEMENT 40 Section 6.01 Authority of Manager 40 Section 6.02 Actions of the Manager 40 Section 6.03 Resignation; No Removal 41 Section 6.04 Vacancies 41 Section 6.05 Transactions Between the Company and the Manager 41 Section 6.06 Reimbursement for Expenses 41 Section 6.07 Limitation of Liability of Manager 42 Section 6.08 Investment Company Act 42 Article VII. RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGER 43 Section 7.01 Limitation of Liability and Duties of Members 43 Section 7.02 Lack of Authority 44 Section 7.03 No Right of Partition 44 Section 7.04 Indemnification 44 Article VIII. BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS 45 Section 8.01 Records and Accounting 45 Section 8.02 Fiscal Year 45 Section 8.03 Inspection Rights 45 Article IX. TAX MATTERS 46 Section 9.01 Preparation of Tax Returns 46 Section 9.02 Tax Elections 46 Section 9.03 Company Representative 46 Section 9.04 Earn Out Units 47 Section 9.05 Transaction Agreement 47 Article X. RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSACTIONS 48 Section 10.01 Transfers by Members 48 Section 10.02 Permitted Transfers 48 Section 10.03 Restricted Units Legend 49 Section 10.04 Transfer 49 Section 10.05 Assignee’s Rights. 49 Section 10.06 Assignor’s Rights and Obligations 49 Section 10.07 Overriding Provisions 50 Section 10.08 Spousal Consent 51 Section 10.09 Certain Transactions with respect to the Corporation 51 ii

Article XI. REDEMPTION AND DIRECT EXCHANGE RIGHTS 52 Section 11.01 Redemption Right of a Member 52 Section 11.02 Election and Contribution of the Corporation 56 Section 11.03 Direct Exchange Right of the Corporation 56 Section 11.04 Reservation of shares of Class A Common Stock; Listing; Certificate of the Corporation 57 Section 11.05 Effect of Exercise of Redemption or Direct Exchange 57 Section 11.06 Termination of Rights of LLC Optionees 58 Section 11.07 Tax Treatment 58 Article XII. ADMISSION OF MEMBERS 58 Section 12.01 Substituted Members 58 Section 12.02 Additional Members 58 Article XIII. WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS 59 Section 13.01 Withdrawal and Resignation of Members 59 Article XIV. DISSOLUTION AND LIQUIDATION 59 Section 14.01 Dissolution 59 Section 14.02 Winding up. 59 Section 14.03 Deferment; Distribution in Kind 60 Section 14.04 Cancellation of Certificate 61 Section 14.05 Reasonable Time for Winding Up 61 Section 14.06 Return of Capital 61 Article XV. GENERAL PROVISIONS 61 Section 15.01 Power of Attorney 61 Section 15.02 Confidentiality 62 Section 15.03 Amendments 63 Section 15.04 Title to Company Assets 63 Section 15.05 Addresses and Notices 64 Section 15.06 Binding Effect; Intended Beneficiaries 64 Section 15.07 Creditors 64 Section 15.08 Waiver 65 Section 15.09 Counterparts 65 Section 15.10 Applicable Law 65 Section 15.11 Severability 65 Section 15.12 Further Action 65 Section 15.13 Execution and Delivery by Electronic Signature and Electronic Transmission 66 Section 15.14 Right of Offset 66 Section 15.15 Entire Agreement 66 Section 15.16 Remedies 66 Section 15.17 Descriptive Headings; Interpretation 66 iii

Schedules Schedule 1 – Schedule of Pre-Transaction Members Schedule 2 – Schedule of Members Schedule 3 – Unvested Earn Out Units Schedule 4 – Original LLC Optionees Schedule 5 – Recapitalization Instrument Exhibits Exhibit A – Form of Joinder Agreement Exhibit B-1 – Form of Agreement and Consent of Spouse Exhibit B-2 – Form of Spouse’s Confirmation of Separate Property Exhibit C – Policy Regarding Certain Equity Issuances iv

INTUITIVE MACHINES, LLC SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes hereto, this “Agreement”) of Intuitive Machines, LLC, a Delaware limited liability company (the “Company”), dated as of February 13, 2023, is entered into by and among the Company, Intuitive Machines, Inc., a Delaware corporation (the “Corporation”), in its capacity as a Member and the sole managing member of the Company, each of the other Members (as defined herein), and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement. RECITALS WHEREAS, unless the context otherwise requires, capitalized terms used herein have the respective meaning ascribed to them in Article I; WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Texas Business Organizations Code, as amended from time to time (the “TBOC”), by the filing of the Certificate of Formation (the “Certificate of Formation”) with the Secretary of State of the State of Texas on October 17, 2013; WHEREAS, until April 11, 2014, the Company was not governed by a written limited liability company agreement; WHEREAS, certain of the Pre-Transaction Members (as defined below) entered into that certain Limited Liability Company Agreement of the Company effective as of April 11, 2014, which was subsequently amended on February 19, 2016 and December 31, 2018 (as amended, the “Original LLC Agreement”); WHEREAS, prior to the Effective Time (as defined below), the Company was governed by that certain Amended and Restated Limited Liability Company Agreement of the Company, effective as of May 25, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto, the “A&R LLC Agreement”), which the parties listed on Schedule 1 hereto executed in their capacity as members (collectively, the “Pre-Transaction Members”), and which amended and restated the Original LLC Agreement in its entirety; WHEREAS, the Company redomiciled as a limited liability company organized under the Laws of the State of Delaware pursuant to and in accordance with the Delaware Limited Liability Company Act by the filing of a Certificate of Formation and a Certificate of Conversion with the Secretary of State of the State of Delaware on February 10, 2023 and the filing of a Plan of Conversion and a Certificate of Conversion with the Secretary of State of the State of Texas on February 10, 2023 and the Company after such redomicile is intended to be treated as a continuation of the Company prior to such redomicile under Section 708 of the Code (and any similar provision of U.S. state or local applicable Law);

WHEREAS, on September 16, 2022, the Company and the Corporation entered into that certain Business Combination Agreement (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto, the “Transaction Agreement”), pursuant to which, and subject to the terms and conditions contained therein, (i) immediately prior to the Effective Time, the Company converted or exchanged (the “Recapitalization”) all outstanding Equity Securities of the Company into Common Units (as defined herein), Options (as defined herein) and Unvested Earn Out Units (as defined herein), as applicable, in accordance with the Recapitalization Instrument and (ii) as of the Effective Time, the Corporation contributed to the Company the Closing Contributions (as defined in the Transaction Agreement) and, in consideration thereof, the Company issued to the Corporation Common Units, Series A Preferred Units, Common Warrants and Investor Warrants (collectively together with the other transactions contemplated by the Transaction Agreement, the “Transactions”); WHEREAS, prior to the date hereof the Company has granted certain options (the “Original LLC Options”) under the IM Unit Option Plan (as defined herein) to those identified on Schedule 4 hereto (collectively, the “Original LLC Optionees”), pursuant to which each Original LLC Optionee remains entitled to purchase that number of Class B Units (as defined in Section 2.1 of the A&R LLC Agreement, the “Original Class B Units”) of the Company set forth opposite such Person’s name on Schedule 4 hereto under the column labeled “Original LLC Options” at an exercise price per Original Class B Unit set forth on Schedule 4 hereto; WHEREAS, in connection with the Recapitalization, the Original Class B Units underlying the Original LLC Options will be converted into Common Units underlying the LLC Options (as defined herein); and WHEREAS, in connection with the foregoing matters, the Company and the Members (including, for the avoidance of doubt, the Pre- Transaction Members) desire to continue the Company without dissolution and amend and restate the A&R LLC Agreement in its entirety as of the Effective Time to reflect, among other things, (a) the consummation of the Transactions, including the Recapitalization and the addition of the Corporation as a Member and its designation as sole managing member of the Company and (b) the other rights and obligations of the Members, the Company, the Manager and the Corporation, in each case, as provided and agreed upon in the terms of this Agreement as of the Effective Time, at which time the A&R LLC Agreement shall be superseded entirely by this Agreement and shall be of no further force or effect. 2

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the A&R LLC Agreement is hereby amended and restated in its entirety and the Company, the Corporation and the other Members, each intending to be legally bound, each hereby agrees as follows: ARTICLE I. DEFINITIONS The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary. “481 Income Adjustment” has the meaning set forth in Section 4.01(b)(iv). “A&R LLC Agreement” has the meaning set forth in the Recitals. “Accrued Distribution” has the meaning set forth in Section 4.01(a). “Accrued Value” means with respect to each Series A Preferred Unit as of the determination date (as defined in the Securities Purchase Agreement), the sum, subject to appropriate adjustment in the event of any unit distribution, unit split, combination or other similar recapitalization with respect to the Series A Preferred Unit, of (i) the Stated Value (as defined in the Securities Purchase Agreement), plus (ii) the aggregate amount of any Accrued Distributions on such Series A Preferred Unit as of such date. “Additional Member” has the meaning set forth in Section 12.02. “Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be: (a) reduced for any items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and (b) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain). “Admission Date” has the meaning set forth in Section 10.06. “Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Voting Securities or by contract or other agreement or otherwise). For the avoidance of doubt, with respect to each Member other than the Corporation, (a) a trust, family limited partnership or similar estate planning vehicle, under which the distribution of Units may be made only to beneficiaries who are such Member, his or her current or former spouse, siblings, parents, or spouse’s or former spouse’s parents or siblings or lineal descendants (whether natural or adopted) of the Member, his or her current or former spouse, siblings, parents or current or former spouse’s parents or siblings, and any charitable foundation of such Member; (b) a charitable remainder trust, the income of which shall be paid to such Member during his or her life; or (c) such Member’s current or former spouse, siblings, parents, or current or former spouse’s parents or siblings or lineal descendants (whether natural or adopted) of the Member, his or her current or former spouse, siblings, parents or current or former spouse’s siblings or parents, and any charitable foundation of such Member. 3

“Agreement” has the meaning set forth in the Preamble. “Allocation Period” means, as applicable, the period (a) beginning the day following the end of a prior Allocation Period, and (b) ending (i) on the last day of each Fiscal Year; (ii) the day preceding any day in which an adjustment to the Book Value of the Company’s properties pursuant to clauses (b)(i), (b)(ii), (b)(iii) or (b)(vi) of the definition of Book Value occurs; (iii) immediately after any day in which an adjustment to the Book Value of the Company’s properties pursuant to clauses (b)(iv) and (b)(v) of the definition of Book Value occurs; or (iv) on any other date determined by the Manager. “Annual Rate” means 10.0% per annum of the Series A Preferred Liquidation Amount. “Assignee” means a Person to whom a Unit has been transferred but who has not become a Member pursuant to Article XII. “Assumed Tax Liability” means, with respect to any Member, an amount equal to the excess of (i) the product of (A) the Distribution Tax Rate multiplied by (B) the estimated or actual cumulative taxable income or gain of the Company (excluding any taxable income or gain of the Company allocated to the Series A Preferred Units), as determined for federal income tax purposes, allocated to such Member for the current and all prior Taxable Years (or portions thereof), less prior losses of the Company (excluding any losses of the Company allocated to the Series A Preferred Units) allocated to such Member for such Taxable Years (or portions thereof), to the extent such prior losses are available to reduce such income and have not previously been taken into account in the calculation of Assumed Tax Liability for any prior period, in each case, as reasonably determined in good faith by the Manager over (ii) the cumulative Tax Distributions made to such Member pursuant to Section 4.02(b)(i)(B) or any similar provision of the Original LLC Agreement; provided, however, that, in the case of each Member, and for the avoidance of doubt, such Assumed Tax Liability shall take into account any Code Section 704(c) allocations (including “reverse” 704(c) allocations) to the Member and any adjustments made pursuant to Code Section 734 and 743(b). A Member’s Assumed Tax Liability shall be estimated on a quarterly basis by the Manager, taking into account estimated taxable income or loss of the Company through the end of the relevant quarterly period. “Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks. “Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement. 4

“Book Value” means, with respect to any property of the Company, such property’s adjusted basis for U.S. federal income tax purposes, except as follows: (a) The initial Book Value of any property contributed by a Member to the Company shall be the Fair Market Value of such property as of the date of such contribution. (b) The Book Values of all properties shall be adjusted to equal their respective fair market values to reflect any Unrealized Gain or Unrealized Loss attributable to such Company assets as of the following times (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option (including a Series A Preferred Conversion or Warrant) in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); (v) upon the conversion of any Unvested Earn Out Units into Common Units in connection with a Vesting Event in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (vi) any other event to the extent determined by the Manager to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704- 1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (b)(i), (b)(ii) and (b)(vi) above shall be made only if the Manager determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options or Unvested Earn Out Units are outstanding upon the occurrence of an event described in clauses (b)(i) through (b)(vi) above, the Company shall adjust the Book Values of its properties in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2). (c) In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Company property (including cash or cash equivalents) immediately prior to the issuance of additional Equity Securities of the Company that are treated as equity for U.S. federal income tax purposes (or, in the case of a Revaluation Event resulting from the exercise of a noncompensatory option (including the issuance of Series A Preferred Units and a Series A Preferred Conversion or the exercise of a Warrant) or a Revaluation Event in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s) (including the Vesting of an Unvested Earn Out Unit), immediately after the issuance of Equity Securities of the Company that are treated as equity for U.S. federal income tax purposes acquired pursuant to the exercise of such noncompensatory option) shall be determined by the Manager using such reasonable method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the Manager may (i) reasonably determine an aggregate value for the assets of the Company that takes into account the current trading price of the Class A Common Stock, the fair market value of all other Equity Securities at such time and the amount of Company liabilities, (ii) make any reasonable adjustments necessary to reflect the difference, if any, between the fair market value of any outstanding Series A Preferred Units, an Unvested Earn Out Unit (upon a Vesting Event) or a Warrant (upon an exercise) and the aggregate Capital Accounts attributable to the Series A Preferred Units, Unvested Earn Out Unit (upon a Vesting Event) or Warrant (upon an exercise) to the extent of any Unrealized Gain or Unrealized Loss that has not been reflected in the Members’ Capital Accounts previously, consistent with the methodology of Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2), and (iii) allocate such aggregate value among the individual properties of the Company (in such manner as the Manager reasonably determines appropriate). Absent a contrary determination by the Manager, the aggregate fair market value of all Company assets (including cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Per Unit Capital Amount of each Common Unit that is outstanding prior to such Revaluation Event being equal to the Event Issue Value; 5

(d) The Book Value of property distributed to a Member shall be adjusted to equal the fair market value of such property as of the date of such distribution to reflect any Unrealized Gain or Unrealized Loss attributable to any Company Asset. (e) The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (e) of the definition of Net Profits or Net Losses or Section 5.03(f); provided, however, that the Book Value of property shall not be adjusted pursuant to this clause (d) to the extent that the Manager reasonably determines an adjustment pursuant to clause (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d). (f) If the Book Value of property has been determined or adjusted pursuant to clauses (a), (b) or (e) of this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Net Profits, Net Losses and other items allocated pursuant to Section 5.02 and Section 5.03. “Business Day” means any day other than a Saturday, Sunday or day on which banks located in New York City, New York are authorized or required by Law to close. “Capital Account” means the capital account maintained for a Member in accordance with Section 5.01. “Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member (or such Member’s predecessor) contributes (or is deemed to contribute) to the Company pursuant to Article III hereof. “Cash and Cash Equivalents” means the cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts. “Cash Distribution” has the meaning set forth in Section 4.01(a)(i). “Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent; provided, that such funds were received from a Qualified Offering. “Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of the State of Delaware, as amended or amended and restated from time to time. 6

“Certificate of Formation” has the meaning set forth in the Recitals. “Change of Control” means the occurrence of any of the following events: (1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Transferees) other than a Pre-Transaction Member becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding Voting Securities of the Corporation; (2) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated a sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of the Company); or (3) there is consummated a merger or consolidation of the Corporation with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the Voting Securities of the Corporation outstanding immediately prior to such merger or consolidation do not continue to represent, or are not converted into, Voting Securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding Voting Securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof. Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions or (ii) in connection with the Automatic Conversion (as defined the Corporation’s certificate of incorporation). “Change of Control Date” has the meaning set forth in Section 10.09(a). “Change of Control Transaction” means any Change of Control that was approved by the Corporate Board prior to such Change of Control. “Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Corporation. “Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Corporation. “Class C Common Stock” means the shares of Class C common stock, par value $0.0001 per share, of the Corporation. 7

“Closing Sale Price” of the Class A Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock is traded or, if the Class A Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Class A Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the fair market price of the Class A Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. The Closing Sale Price of any other security shall be determined in the same manner as set forth in this definition for the determination of the Closing Sale Price of the Class A Common Stock. “Code” means the United States Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period. “Common Share Price” means the share price equal to the closing sale price of one share of Class A Common Stock as reported on the Stock Exchange (or the exchange on which the shares of Class A Common Stock are then listed) for a period of at least twenty (20) days out of thirty (30) consecutive Trading Days ending on the Trading Day immediately prior to the date of determination (as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into the Class A Common Stock), extraordinary cash dividend (which adjustment shall be subject to the reasonable mutual agreement of the Corporation and the Company), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to the Class A Common Stock). “Common Unit” means a Unit designated as a “Common Unit” and having the rights and obligations specified with respect to the Common Units in this Agreement. “Common Unit Percentage Interest” means, as among Common Units and with respect to a Member at a particular time, such Member’s percentage interest in the Common Units determined by dividing the number of such Member’s Common Units by the total number of Common Units of all Members of such class at such time. The Common Unit Percentage Interest of each Member shall be calculated to the fourth decimal place. “Common Unit Redemption Price” means, with respect to any Redemption or Direct Exchange, the net amount, on a per share basis, received as a result of a substantially contemporaneous Qualified Offering of Class A Common Stock by the Corporation. “Common Warrants” means warrants to purchase Common Units of the Company with terms substantially similar to the Purchaser Common Warrants. “Company” has the meaning set forth in the Preamble. “Company Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). “Company Representative” has, with respect to taxable periods beginning after December 31, 2017, the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder and, with respect to taxable periods beginning on or before December 31, 2017, the meaning assigned to the term “tax matters partner” as defined in Section 6231(a)(7) of the Code prior to its amendment by Title XI of the Bipartisan Budget Act of 2015, in each case as appointed pursuant to Section 9.03(a). “Competitor” means any Person who is engaged, or after the date hereof engages, in the business of establishing lunar infrastructure, providing access to the lunar surface or collecting and transmitting cislunar data. 8

“Corporate Board” means the board of directors of the Corporation. “Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns. “Corporation Offer” has the meaning set forth in Section 10.09(b). “Corresponding Rights” means any rights issued with respect to a share of Class A Common Stock, Class B Common Stock or Class C Common Stock pursuant to a “poison pill” or similar stockholder rights plan approved by the Corporate Board. “Credit Agreements” means any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or any of its Subsidiaries is or becomes a borrower, as such instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancing or replacements thereof, in whole or in part, with any other debt facility or debt obligation, for as long as the payee or creditor to whom the Company or any of its Subsidiaries owes such obligation is not an Affiliate of the Company. “DGCL” means the General Corporation Law of the State of Delaware, as it may be amended from time to time. “Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as it may be amended from time to time, and any successor thereto. “Depreciation” means, for each applicable Allocation Period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Allocation Period shall be the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Book Value of which differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Period bears to such beginning adjusted basis; provided, however, that if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such Allocation Period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Book Value using any reasonable method selected by the Manager. “Direct Exchange” has the meaning set forth in Section 11.03(a). “Discount” has the meaning set forth in Section 6.06. “Disinterested Majority” means a majority of the directors of the Corporate Board who are disinterested, as determined by the Corporate Board in accordance with the DGCL, with respect to the matter being considered by the Corporate Board; provided, that to the extent a matter being considered by the Corporate Board is required to be considered by disinterested directors under the rules of the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, the Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter. 9

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes in accordance with any applicable Credit Agreements (and without otherwise violating any applicable provisions of any applicable Credit Agreements) and applicable Law. “Distribution Catch-Up Payment” has the meaning set forth in Section 4.01(a). “Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise. “Distribution Tax Rate” means, with respect to any Member for any taxable period, a rate equal to the highest effective marginal combined federal, state and local income tax rate for such Taxable Year applicable to a corporate or individual taxpayer (whichever is higher) resident in the jurisdiction of such Member for such Fiscal Year, taking into account the character of the relevant tax items (e.g., ordinary or capital) and the deductibility of state and local income taxes for federal income tax purposes (but only to the extent such taxes are deductible under the Code), as reasonably determined by the Manager. “Effective Time” means the time of the “Closing” as defined in the Transaction Agreement. “Election Notice” has the meaning set forth in Section 11.01(b). “Equity Plan” means any option, stock, unit, stock unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program, in each case, now or hereafter adopted by the Company or the Corporation, including the Corporation’s 2023 Long Term Omnibus Incentive Plan. “Equity Securities” means, with respect to any Person, (a) units or other equity interests in such Person or any Subsidiary of such Person (including, with respect to the Company and its Subsidiaries, other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into any equity interests in such Person or any Subsidiary of such Person, and (c) warrants, options or other rights to purchase or otherwise acquire any equity interests in such Person or any Subsidiary of such Person. 10

“Event Issue Value” means, with respect to any Common Unit as of any date of determination, (a) in the case of a Revaluation Event that includes the issuance of Common Units to the Corporation with respect to a public offering by the Corporation, the price paid by the Corporation for such Common Units (in accordance with this Agreement), or (b) in the case of any other Revaluation Event, the Closing Sale Price of the Class A Common Stock on the date of such Revaluation Event or, if the Manager determines that a value for the Common Unit other than such Closing Sale Price more accurately reflects the Event Issue Value, the value determined by the Manager. “Event of Withdrawal” means the bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for U.S. federal income tax purposes (including, without limitation, (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Sections 336 or 338 of the Code, or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member). “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations. “Exchange Election Notice” has the meaning set forth in Section 11.03(b). “Excluded Instruments” has the meaning set forth in Section 3.04(b). “Fair Market Value” of a specific asset of the Company will mean the amount that the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the Liquidator) in its good faith judgment using all factors, information and data it deems to be pertinent. “Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02. “Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, county, municipal, district, territory or other political subdivision of (a) or (b) of this definition, including, but not limited to, any county, municipal or other local subdivision of the foregoing, or (d) any agency, arbitrator or arbitral body (public or private), authority, board, body, bureau, commission, court, department, entity, instrumentality, organization (including any public international organization such as the United Nations) or tribunal exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to government on behalf of (a), (b) or (c) of this definition. 11

“HSR Act” has the meaning set forth in Section 3.02(c). “IM Unit Option Plan” means the Intuitive Machines, LLC 2021 Unit Option Plan. “Indemnified Person” has the meaning set forth in Section 7.04(a). “IRS” means the U.S. Internal Revenue Service. “Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time. “Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement. “Law” means all laws, statutes, acts, constitutions, treaties, principles of common law, codes, ordinances, rules and regulations of any Governmental Entity. “Liquidator” has the meaning set forth in Section 14.02. “LLC Option Exercise” means the exercise, whether in whole or in part, of an LLC Option by the applicable LLC Optionee in accordance with the provisions of the IM Unit Option Plan and the option agreement evidencing such LLC Option. “LLC Optionees” means each of the Persons named on Schedule 4 attached hereto with respect to the number of Common Units underlying the LLC Options set forth opposite the name of such Person under the column labeled “LLC Options” therein, as long as the LLC Option of such Person remains effective in accordance with its terms and only to the extent of the remaining number of Common Units with respect to which such Person has not then exercised such LLC Option. “LLC Options” means the Original LLC Options granted under the IM Unit Option Plan, in each case as amended in connection with the Recapitalization, and which after giving effect to the Recapitalization give each LLC Optionee the right to purchase, subject to the terms and conditions set forth therein, the number of Common Units set forth opposite such LLC Optionee’s name on Schedule 4 hereto at an exercise price per Common Unit set forth on Schedule 4 hereto. For the avoidance of doubt, no additional LLC Options will be issued on and after the date of this Agreement. “Liquidating Event” has the meaning set forth in Section 14.01. “Manager” has the meaning set forth in Section 6.01. 12

“Market Price” means, with respect to a share of Class A Common Stock as of a specified date, the last sale price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in shares of Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined in good faith by the Corporate Board. “Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, each in its capacity as a member of the Company. For the avoidance of doubt, an LLC Optionee shall not constitute a Member hereunder except to the extent that, as of such date of determination, such Person is shown on the Company’s books and records as an owner of one or more Units (excluding Unvested Earn Out Units). “Member Nonrecourse Debt Minimum Gain” has the meaning of “partner nonrecourse debt minimum gain” set forth in Treasury Regulation Section 1.704-2(i)(2). “Minimum Redemption Number” means, with respect to a Redemption by any Member, the lesser of (i) 2,000 Common Units and (ii) all of the Common Units held by the Redeeming Member. “Minority Member Redemption Date” has the meaning set forth in Section 11.01(i). “Minority Member Redemption Notice” has the meaning set forth in Section 11.01(i). “NASA” means the National Aeronautics and Space Administration, including any governmental body or agency succeeding to the functions thereof. “Net Profit” and “Net Loss” means, for each applicable Allocation Period, an amount equal to the Company’s taxable income or loss for such Allocation Period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication): 13

(a) any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Profit” and “Net Loss” shall be added to such taxable income or loss; (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Profit” and “Net Loss,” shall be subtracted from such taxable income or loss; (c) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Book Value; (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Period, computed in accordance with the definition of Depreciation; (e) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Profit or Net Loss; (f) if the Book Value of any asset of the Company is adjusted in accordance with clause (b) or (d) of the definition of Book Value, the amount of such adjustment shall be taken into account, in the applicable Allocation Period, as gain or loss from the disposition of such Property for purposes of computing Net Profit or Net Loss; and (g) notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.03 shall not be taken into account in computing Net Profit and Net Loss. The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.03 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above. “Non-Foreign Person Certificate” has the meaning set forth in Section 11.07(a). 14

“Officer” has the meaning set forth in Section 6.01(b). “OMES III Contract” means the Omnibus Multidiscipline Engineering Services III indefinite delivery/indefinite quantity contract to be awarded by the National Aeronautics and Space Administration. “Optionee” means a Person to whom a stock option is granted under any Stock Option Plan. “Original LLC Agreement” has the meaning set forth in the Recitals. “Original Units” means the Class A membership interests and Class B membership interests (each as defined in the A&R LLC Agreement) of the Company. “Other Agreements” has the meaning set forth in Section 10.04. “Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended, together with any final or temporary Treasury Regulations and other official guidance interpreting Sections 6221 through 6241 of the Code, as amended (and any analogous provision of state or local tax law). “Percentage Interest” means, as among an individual class of Units and with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing the number of such Member’s Units of such class by the total number of Units of all Members of such class at such time. The Percentage Interest of each Member shall be calculated to the fourth decimal place. “Permitted Transfer” has the meaning set forth in Section 10.02. “Permitted Transferee” has the meaning set forth in Section 10.02. “Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity. “Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any class of Units held by a Member. “Preferred Investor Warrants” has the meaning set forth in the Transaction Agreement. “Preferred Unit Related Taxes” has the meaning set forth in Section 4.01(b)(i)(A). “Pre-Transaction Members” has the meaning set forth in the Recitals. “Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units. 15

“Purchaser Common Warrants” has the meaning set forth in the Transaction Agreement. “Qualified Offering” means a follow-on or qualified public or private offering of shares of Class A Common Stock by the Corporation following the date hereof. “Quarterly Redemption Date” means, following the Transactions, for each calendar quarter in a Restricted Fiscal Year, (a) the later to occur of either (i) the completion of the second Trading Day after the date on which the Corporation makes a public news release of its quarterly earnings for the prior calendar quarter and (ii) the first day of each calendar quarter on which directors and executive officers of the Corporation are permitted to trade under the applicable policies of the Corporation related to trading by directors and executive officers, or (b) such other date as the Corporation shall determine in its sole discretion is in the best interest of the Members (other than the Corporation). The Corporation will deliver notice of the Quarterly Redemption Date to each Member (other than the Corporation) at least seventy-five (75) days prior to each Quarterly Redemption Date. “Quarterly Tax Distribution” has the meaning set forth in Section 4.01(b)(i). “Recapitalization” has the meaning set forth in the Recitals. “Recapitalization Instrument” means the written consent of the Pre-Transaction Members set forth in Schedule 5. “Redeemed Units” has the meaning set forth in Section 11.01(a). “Redeemed Units Equivalent” means the product of (a) the applicable number of Redeemed Units, multiplied by (b) the Common Unit Redemption Price. “Redeeming Member” has the meaning set forth in Section 11.01(a). “Redemption” has the meaning set forth in Section 11.01(a). “Redemption Date” has the meaning set forth in Section 11.01(a). “Redemption Notice” has the meaning set forth in Section 11.01(a). “Redemption Right” has the meaning set forth in Section 11.01(a). “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation, certain of the Members as of the date hereof and certain other Persons party thereto (together with any joinder thereto from time to time by any successor or assign to any party to such agreement). 16

“Restricted Fiscal Year” means any Fiscal Year during which the Manager determines the Company does not satisfy the private placement safe harbor of Treasury Regulations Section 1.7704-1(h). “Retraction Notice” has the meaning set forth in Section 11.01(c). “Revaluation Event” means an event that results in an adjustment of the Book Value of each Company property pursuant to clauses (b) and (e) of the definition of Book Value. “Schedule of Members” has the meaning set forth in Section 3.01(b). “SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof. “Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law. “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the date hereof, entered into by and among the Purchasers (as defined therein), the Company and the series A investors, pursuant to which the series A investors have agreed, among other things, to purchase from the Purchasers, and the Purchasers have agreed, among other things, to sell to the series A investors, Series A Preferred Stock and preferred investor warrants, for an aggregate purchase price of $26,000,000. “Series A Liquidation Value ” has the meaning set forth in Section 14.02(c)(i). “Series A Preferred Contribution Amount” is equal to (a) the Stated Value (as defined by the Securities Purchase Agreement) multiplied by the number of shares of purchased preferred stock as determined under the Securities Purchase Agreement less (b) the amount in clause (a) that is properly allocated to the purchase of the Investor Warrants pursuant to the Securities Purchase Agreement. “Series A Preferred Conversion” has the meaning set forth in Section 5.06(c). “Series A Preferred Stock” means the shares of 10.0% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of the Corporation. “Series A Preferred Units” means a Unit designated as a “Series A Preferred Unit” and having the rights and obligations specified with respect to the Series A Preferred Units in this Agreement. “Share Settlement” means a number of shares of Class A Common Stock (together with any Corresponding Rights) equal to the number of Redeemed Units. “Stock Exchange” means the Nasdaq Stock Market. 17

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof, (c) in any case, such Person controls the management thereof, or (d) such business entity is a variable interest entity of that Person. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company. For the avoidance of doubt, “Subsidiaries” of the Company shall include any and all of the Company’s direct and indirect, greater than fifty percent (50%) owned joint ventures. “Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01. “Tax Distributions” has the meaning set forth in Section 4.01(b)(i). “Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the date hereof, by and among the Corporation and the Company, on the one hand, and the Members (as such term is defined in the Tax Receivable Agreement) party thereto, on the other hand (together with any joinder thereto from time to time by any successor or assign to any party to such agreement). “Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02. “Trading Day” means a day on which the Stock Exchange or such other principal United States securities exchange on which the on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day). “Trading Market” means the Stock Exchange, or if the Class A Common Stock is not then listed or quoted on the Stock Exchange, any of the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the NYSE American, the New York Stock Exchange (or any successors to any of the foregoing). “Transaction Agreement” has the meaning set forth in the Recitals. “Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, redemption, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Company or (b) any equity or other interest (legal or beneficial) in any Member if substantially all of the assets of such Member consist solely of Units. 18

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period. “Unit” means the fractional interest of a Member in Net Profits and Net Losses (or items thereof) and Distributions of the Company, and otherwise having the rights and obligations specified with respect to “Units” in this Agreement, including, but not limited to Common Units, Series A Preferred Units and Unvested Earn Out Units; provided, however, that any class or group of Units issued, including the Common Units and Unvested Earn Out Units, shall have the relative rights, powers and duties set forth in this Agreement applicable to such class or group of Units. “Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Fair Market Value of such property as of such date (as determined under clause (c) of the definition of Book Value over (b) the Book Value of such property as of such date (prior to any adjustment to be made pursuant to clause (b) of the definition Book Value as of such date. “Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Book Value of such property as of such date (prior to any adjustment to be made pursuant to clause (b) of the definition of Book Value as of such date) over (b) the Fair Market Value of such property as of such date (as determined under clause (c) of the definition of Book Value). “Unvested Earn Out Units” means a Unit designated as a “Common Unit” and having the rights and obligations specified with respect to the Unvested Earn Out Units in this Agreement. “Upstairs Warrants” has the meaning set forth in Section 3.04(f). “Vesting Event I” shall occur if, within the Vesting Period, the Company is awarded the OMES III Contract by NASA. “Vesting Event II-A” shall occur if, within the Vesting Period, Vesting Event I has occurred and the Common Share Price of the Class A Common Stock is greater than or equal to $15.00 per share. “Vesting Event II-B” shall occur if, within the Vesting Period, Vesting Event I has not occurred and the Common Share Price of the Class A Common Stock is greater than or equal to $15.00 per share. “Vesting Event III” shall occur if, within the Vesting Period, the Common Share Price of the Class A Common Stock is greater than or equal to $17.50 per share. 19

“Vesting Events” means Vesting Event I, Vesting Event II-A, Vesting Event II-B and Vesting Event III. “Vesting Period” means (i) with respect to Vesting Event I, the time period beginning on the date hereof and ending on 11:59 pm ET on December 31, 2023 and, (ii) with respect to Vesting Event II-A, Vesting Event II-B and Vesting Event III, the time period beginning on the date that is one hundred fifty (150) days following the Closing Date and ending on the date that is the five (5) year anniversary of the Closing Date (inclusive of the first and last day of such period). “Voting Securities” of any Person means the capital stock or other Equity Securities of such Person normally entitled to vote in the election of directors or comparable governing body of such Person. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported, or (d) in all other cases, the fair market value of a share of Class A Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Series A Preferred Stock then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation. “Warrant Agreements” means warrant agreements between the Corporation and the Company, dated as of the date hereof, pursuant to which, among other things, the Company will issue Common Warrants and Investor Warrants to the Corporation. “Warrants” means the Common Warrants and the Investor Warrants. ARTICLE II. ORGANIZATIONAL MATTERS Section 2.01 Formation and Re-Domiciliation of Company. The Company was formed on October 17, 2013 pursuant to the provisions of the TBOC. The Company was re-domiciled to Delaware on February 10, 2023 pursuant to the provisions of the TBOC and the Delaware Act. Section 2.02 Second Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of amending, restating and superseding the A&R LLC Agreement in its entirety and otherwise establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that, during the term of the Company set forth in Section 2.06, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Neither any Member nor the Manager nor any other Person shall have appraisal rights with respect to any Units. 20

Section 2.03 Name. The name of the Company is “Intuitive Machines, LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager. Section 2.04 Purpose; Powers. The primary business and purpose of the Company shall be to engage in such lawful acts or activities as are permitted under the Delaware Act. The Company shall have the power and authority to take (directly or indirectly through its Subsidiaries) any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to accomplish the foregoing purpose. Section 2.05 Principal Office; Registered Office. The principal office of the Company shall be located at such place or places as the Manager may from time to time designate, each of which may be within or outside the State of Delaware. The address of the registered office of the Company in the State of Delaware shall be c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware. Section 2.06 Term. The term of the Company commenced upon the filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Texas in accordance with the TBOC and shall continue in perpetuity unless dissolved in accordance with the provisions of Article XIV. Section 2.07 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. 21

Section 2.08 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. ARTICLE III. MEMBERS; UNITS; CAPITALIZATION Section 3.01 Members. (a) In connection with the Transactions, the Corporation acquired Common Units, Series A Preferred Units, Common Warrants and Investor Warrants from the Company as consideration for the Closing Contributions and was admitted as a Member. (b) The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of cash Capital Contributions that have been made by the Members with respect to their Units; and (iv) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, as updated and amended from time to time in accordance with the terms of this Agreement, the “Schedule of Members”). The Schedule of Members in effect as of the Effective Time and after giving effect to the Transactions, including the Recapitalization, is set forth as Schedule 2 to this Agreement. The Schedule of Members may be updated by the Manager in the Company’s books and records from time to time, and as so updated, it shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act. Following the date hereof, no Person shall be admitted as a Member and no additional Units shall be issued except as expressly provided herein. (c) No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to (i) loan any money or property to the Company, (ii) borrow any money or property from the Company or (iii) make any additional Capital Contributions. Section 3.02 Units. (a) Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. At the Effective Time, the Units will be comprised of three authorized classes: (i) a single class of Common Units; (ii) a single class of Series A Preferred Units; and (iii) a single class of Unvested Earn Out Units. All Common Units shall have identical rights and privileges in all respects, all Series A Preferred Units shall have identical rights and privileges in all respects and all Unvested Earn Out Units shall have identical rights and privileges in all respects. (b) Subject to Section 3.04(a), the Manager may cause the Company to (i) issue additional Common Units or Series A Preferred Units (but not additional Unvested Earn Out Units) at any time in its sole discretion and (ii) create one or more classes or series of Units or preferred Units solely to the extent such new class or series of Units or preferred Units are substantially economically equivalent to a class of common or other stock of the Corporation or class or series of preferred stock of the Corporation, respectively; provided, that as long as there are any Members (other than the Corporation and its Subsidiaries) no such new class or series of Units may be issued, in each case, except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the aggregate distributions that would be made in respect of such new class or series of Units if the Company were liquidated immediately after the issuance of such new class or series of Units. The Company may reissue any Common Units (but not Unvested Earn Out Units or Series A Preferred Units) that have been repurchased or acquired by the Company; provided, that any such issuance, and the admission of any Person as a Member in connection therewith, is otherwise made in accordance with the provisions of this Agreement. 22

(c) Each Unvested Earn Out Unit will be held in accordance with this Agreement unless and until an applicable Vesting Event occurs with respect to such Unvested Earn Out Unit. Upon the occurrence of a Vesting Event, those Unvested Earn Out Units to which such Vesting Event relates will be immediately converted into an equal number of Common Units, with all rights and privileges of a Common Unit under this Agreement thereafter. Notwithstanding anything to the contrary contained in this Agreement, if, upon the occurrence of a Vesting Event, a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), for the immediate conversion of any Unvested Earn Out Unit into an equal number of Common Units, then the conversion date with respect to each such Unvested Earn Out Unit shall be delayed until the earlier of (i) such time as the required filing under the HSR Act has been made and the waiting period applicable to such conversion under the HSR Act shall have expired or been terminated or (ii) such filing is no longer required, at which time such conversion shall automatically occur without any further action by the holders of any such Unvested Earn Out Unit. Each of the Members agree to promptly take all actions required to make such filing under the HSR Act and the filing fee for such filing shall be paid by the Company. Upon the occurrence of (i) Vesting Event I, if ever, the Unvested Earn Out Units that are issued and outstanding as of the date of such occurrence and (subject to Section 3.04(a)) are set forth on Schedule 3 under the column labeled “Vesting Event I Earn Out Units” will automatically vest and (subject to the second sentence of this Section 3.02(c)) will convert immediately into an equal number of Common Units, (ii) Vesting Event II-A, if ever, the Unvested Earn Out Units that are issued and outstanding as of the date of such occurrence and (subject to Section 3.04(a)) are set forth on Schedule 3 under the column labeled “Vesting Event II-A Earn Out Units” will automatically vest and (subject to the second sentence of this Section 3.02(c)) will convert immediately into an equal number of Common Units, (iii) Vesting Event II- B, if ever, the Unvested Earn Out Units that are issued and outstanding as of the date of such occurrence and (subject to Section 3.04(a)) are set forth on Schedule 3 under the column labeled “Vesting Event II-B Earn Out Shares” will automatically vest and (subject to the second sentence of this Section 3.02(c)) will convert immediately into an equal number of Common Units, and (iv) Vesting Event III, if ever, the Unvested Earn Out Units that are issued and outstanding as of the date of such occurrence and (subject to Section 3.04(a)) are set forth on Schedule 3 under the column labeled “Vesting Event III Earn Out Shares” will automatically vest and (subject to the second sentence of this Section 3.02(c)) will convert immediately into an equal number of Common Units (such that following the occurrence of Vesting Event III, no Unvested Earn Out Units shall remain outstanding). For the avoidance of doubt, (I) the Unvested Earn Out Units shall be, in each case, adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Common Units), extraordinary cash dividend (which adjustment shall be subject to the reasonable mutual agreement of the Corporation and the Company), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Common Units occurring on or after the Effective Time, (ii) the Vesting Events may be achieved at the same time or over the same overlapping Trading Days, and (iii) Vesting Event II- A and Vesting Event II-B may not both be achieved. If Vesting Event I or a Change of Control has not occurred prior to 11:59 pm ET on December 31, 2023, all of the Unvested Earn Out Units that are issued and outstanding as of such time and that (subject to Section 3.04(a)) are set forth on Schedule 3 under the column labeled “Vesting Event I Earn Out Units” shall not vest or convert into Common Units under this Agreement, and instead shall immediately and automatically be canceled and extinguished for no consideration without any further action required by any Person. If Vesting Event II-A or a Change of Control has not occurred in the time period beginning on the date that is one hundred fifty (150) days following the Closing Date and ending on the date that is the five (5) year anniversary of the date hereof (inclusive of the first and last day of such period), the Unvested Earn Out Units that are issued and outstanding as of such time and that (subject to Section 3.04(a)) are set forth on Schedule 3 under the column labeled “Vesting Event II-A Earn Out Units” shall not vest or convert into Common Units under this Agreement, and instead shall immediately and automatically be canceled and extinguished for no consideration without any further action required by any Person. If Vesting Event II-B or a Change of Control has not occurred in the time period beginning on the date that is one hundred fifty (150) days following the Closing Date and ending on the date that is the five (5) year anniversary of the date hereof (inclusive of the first and last day of such period), the Unvested Earn Out Units that are issued and outstanding as of such time and that (subject to Section 3.04(a)) are set forth on Schedule 3 under the column labeled “Vesting Event II-B Earn Out Units” shall not vest or convert into Common Units under this Agreement, and instead shall immediately and automatically be canceled and extinguished for no consideration without any further action required by any Person. If Vesting Event III or a Change of Control has not occurred in the time period beginning on the date that is one hundred fifty (150) days following the Closing Date and ending on the date that is the five (5) year anniversary of the date hereof (inclusive of the first and last day of such period), the Unvested Earn Out Units that are issued and outstanding as of such time and that (subject to Section 3.04(a)) are set forth on Schedule 3 under the column labeled “Vesting Event III Earn Out Units” shall not vest or convert into Common Units under this Agreement, and instead shall immediately and automatically be canceled and extinguished for no consideration without any further action required by any Person. 23

(d) If, during the Vesting Period, there is a Change of Control: (i) that will result in the holders of Class A Common Stock receiving a per share price (based on the value of the cash, securities or in-kind consideration being delivered in respect of such Class A Common Stock, as determined in good faith by the Corporate Board) equal to or in excess of $15.00 (adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Class A Common Stock), extraordinary cash dividend (which adjustment shall be subject to the reasonable mutual agreement of the Corporation and the Company), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Class A Common Stock occurring on or after the Closing), then (A) to the extent Vesting Event I has occurred prior thereto, but Vesting Event II-A has not occurred prior thereto, Vesting Event II-A shall be deemed to occur and the Unvested Earn Out Units that are issued and outstanding as of the date of such occurrence and (subject to Section 3.04(a)) are set forth on Schedule 3 under the column labeled “Vesting Event II-A Earn Out Shares” will automatically vest and (subject to the second sentence of Section 3.02(c)) will convert immediately into an equal number of Common Units, in each case, immediately prior to the closing of such Change of Control and (B) to the extent neither Vesting Event I nor Vesting Event II-B has occurred prior thereto, Vesting Event II-B shall be deemed to occur and the Unvested Earn Out Units that are issued and outstanding as of the date of such occurrence and (subject to Section 3.04(a)) are set forth on Schedule 3 under the column labeled “Vesting Event II-B Earn Out Shares” will automatically vest and (subject to the second sentence of Section 3.02(c)) will convert immediately into an equal number of Common Units, in each case, immediately prior to the closing of such Change of Control; and (ii) that will result in the holders of Class A Common Stock receiving a per share price (based on the value of the cash, securities or in-kind consideration being delivered in respect of such Class A Common Stock, as determined in good faith by the Corporate Board) equal to or in excess of $17.50 (adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Class A Common Stock), extraordinary cash dividend (which adjustment shall be subject to the reasonable mutual agreement of the Corporation and the Company), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Class A Common Stock occurring on or after the Closing), then to the extent Vesting Event III has not occurred prior thereto, Vesting Event III shall be deemed to occur and the Unvested Earn Out Units that are issued and outstanding as of the date of such occurrence and (subject to Section 3.04(a)) are set forth on Schedule 3 under the column labeled “Vesting Event III Earn Out Shares” will automatically vest and (subject to the second sentence of Section 3.02(c)) will convert immediately into an equal number of Common Units, in each case, immediately prior to the closing of such Change of Control. (e) Subject to Sections 15.03(b) and Section 15.03(c), the Manager may amend this Agreement, without the consent of any Member or any other Person, in connection with the creation and issuance of such classes or series of Units, pursuant to Sections 3.02(b), 3.04(a) or 3.10. 24

Section 3.03 Recapitalization; the Corporation’s Capital Contribution; the Corporation’s Purchase of Common Units and Unvested Earn Out Units. (a) In order to effect the Recapitalization, the number of Original Units that were issued and outstanding and held by the Pre-Transaction Members prior to the Effective Time as set forth opposite the respective Pre-Transaction Member’s name in Schedule 1 and the number of Original LLC Options that were issued and outstanding and held by the Original LLC Optionees prior to the Effective Time as set forth opposite the respective Original LLC Optionee’s name in Schedule 4 were, in each case, converted pursuant to the terms of the Transaction Agreement and the Recapitalization Instrument, immediately prior to the Effective Time, into the number of Common Units set forth opposite the name of the respective Pre- Transaction Member on the Schedule of Members attached hereto as Schedule 2 and LLC Options to purchase and the number of Common Units set forth opposite the name of the respective LLC Optionee on Schedule 4, respectively, and such Common Units and LLC Options are hereby issued and outstanding as of the Effective Time and the holders of such Common Units are Members hereunder. (b) At the Effective Time, pursuant to the Transaction Agreement, the Company issued to the Corporation, and the Corporation acquired 68,155,203 Common Units, 26,000 Series A Preferred Units, 23,332,500 Common Warrants and 541,667 Investor Warrants in exchange for the Closing Contributions. For the avoidance of doubt, (i) the Corporation shall be admitted as a Member with respect to all Common Units and Series A Preferred Units it holds from time to time and (ii) each Warrant and Investor Warrant shall be treated as a “noncompensatory option” within the meaning of Treasury Regulations Sections 1.721-2(f) and 1.761-3(b)(2) and shall not be treated as a partnership interest pursuant to Treasury Regulations Section 1.761-3(a). The parties hereto acknowledge and agree that the transaction described in this Section 3.03(b) will result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations. Section 3.04 Authorization and Issuance of Additional Units and Warrants. (a) Except as otherwise determined by the Manager, the Company, the Manager and the Corporation shall undertake all actions, including, without limitation, an issuance, reclassification, distribution, division or recapitalization, with respect to the Common Units, the Class A Common Stock, the Class B Common Stock or the Class C Common Stock, as applicable, to maintain at all times (i) a one-to-one ratio between the number of Common Units owned by the Corporation, directly or indirectly, and the number of outstanding shares of Class A Common Stock, (ii) a one-to-one ratio between the number of Common Units owned by each Member (other than the Corporation and its Subsidiaries), directly or indirectly, and the aggregate number of outstanding shares of Class B Common Stock and Class C Common Stock owned by such Member, (iii) a one-to-one ratio between the number of Series A Preferred Units owned by the Corporation, directly or indirectly, and the number of outstanding shares of Series A Preferred Stock, (iv) a one-to-one ratio between the number of Common Warrants owned by the Corporation, directly or indirectly, and the number of outstanding Purchaser Common Warrants and (v) a one-to-one ratio between the number of Investor Warrants owned by the Corporation, directly or indirectly, and the number of outstanding Preferred Investor Warrants (collectively, the “One-to-One Ratios”), in each case, disregarding, for purposes of maintaining the One-to-One Ratios, (A) treasury stock or (B) preferred stock or other debt or Equity Securities (including any Corresponding Rights) issued by the Corporation that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company); provided that, in each of the foregoing cases of clause (B), the issuance of Class A Common Stock in connection with the conversion, exercise or exchange, as applicable, of such preferred stock or other debt or Equity Securities, as applicable, shall not be disregarded for purposes of this Section 3.04. Except as otherwise determined by the Manager, in the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class A Common Stock in a transaction not contemplated in this Agreement, the Manager, the Corporation and the Company shall take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Common Units owned, directly or indirectly, by the Corporation will equal on a one-for-one basis the number of outstanding shares of Class A Common Stock. 25

(b) Except as otherwise determined by the Manager, in the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems the Corporation’s preferred stock in a transaction not contemplated in this Agreement, the Manager, the Corporation the Company and the Corporation shall take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation, directly or indirectly, holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) Equity Securities in the Company that (in the good faith determination by the Manager) are in the aggregate substantially economically equivalent to the outstanding preferred stock of the Corporation so issued, transferred, delivered, repurchased or redeemed. Except as otherwise determined by the Manager, in the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class B Common Stock or Class C Common Stock in a transaction not contemplated in this Agreement, the Manager, the Corporation and the Company shall take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Common Units owned, directly or indirectly, by the Members (other than the Corporation and its Subsidiaries and the Pre-Transaction Members), directly or indirectly, will equal on a one-for- one basis the aggregate number of outstanding shares of Class B Common Stock and Class C Common Stock. (c) Except as otherwise determined by the Manager, the Corporation and the Company shall not undertake any subdivision (by any Common Unit split, stock split, Common Unit distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse Common Unit split, reverse stock split, reclassification, division, recapitalization or similar event) of the Common Units, Series A Preferred Units, Class A Common Stock, Class B Common Stock or Class C Common Stock, as applicable, that is not accompanied by an identical subdivision or combination of Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Preferred Stock or Common Units, respectively, to maintain at all times the One-to-One Ratios, in each case, unless such action is necessary to maintain at all times a one-to-one ratio between either the number of Common Units owned, directly or indirectly, by the Corporation and the number of outstanding shares of Class A Common Stock, the number of Common Units owned by Members (other than the Corporation and its Subsidiaries) and the aggregate number of outstanding shares of Class B Common Stock and Class C Common Stock, or the number of Series A Preferred Units owned by the Corporation, directly or indirectly, and the number of outstanding shares of Series A Preferred Stock, in each case as contemplated by the first sentence of this Section 3.04(a). (d) Except in connection with a redemption of Common Units described in Article XI, if at any time the Corporation issues a share of Class A Common Stock or other Equity Security, (i) the Company shall issue to the Corporation such number of Common Units or corresponding Equity Securities as is necessary to maintain the One-to-One Ratios, and (ii) in exchange for such issuance, the net proceeds or contributed proceeds received by the Corporation with respect to the corresponding issuance of Class A Common Stock or Equity Securities shall be concurrently contributed by the Corporation to the Company except to the extent such net proceeds are used by the Corporation to acquire Common Units from a Member (other than the Corporation). If at any time the Corporation issues or redeems Class A Common Stock or Equity Securities, the Company, the Corporation and the Manager shall cooperate to issue, redeem, convert and/or cancel the Common Units or corresponding Equity Securities of the Company as necessary to maintain the One-to-One Ratios. 26

(e) Notwithstanding anything to the contrary herein, except to the extent described in Section 3.04(a) through (d), from time to time at its sole discretion, (i) the Corporation may make loans to the Company and its Subsidiaries, and (ii) the Corporation may contribute property (including cash and/or the loans described in the foregoing clause (i)) to the Company. Upon each contribution described in the foregoing clause (ii), and after giving proper effect to all related transactions, the Company shall (x) issue to the Corporation such number of Common Units or Equity Securities of the Company as necessary to maintain the One-to-One Ratios, if any, or the economic parity between one share of Class A Common Stock and one Common Unit and (y) cancel such number of Common Units or Equity Securities of the Company held by Members other than the Corporation on a pro rata basis (based on the number of Common Units held by each such Member) as necessary to maintain the One-to-One Ratios or the economic parity between one share of Class A Common Stock and one Common Unit. (f) Excluding warrants, options or similar instruments governed by Section 3.10 (the “Excluded Instruments”), the exercise of which shall be governed by such Section 3.10 and not this Section 3.04(b), in the event any holder of a warrant to purchase shares of Class A Common Stock (the “Upstairs Warrants”) exercises an Upstairs Warrant, then the Corporation shall cause a corresponding exercise (including by effecting such exercise in the same manner, i.e., by payment of a cash exercise price or on a cashless basis) of a Warrant with similar terms held by the Corporation, such that the number of shares of Class A Common Stock issued in connection with the exercise of such Upstairs Warrants shall be matched with a corresponding number of Common Units issued by the Company to the Corporation pursuant to a Warrant Agreement. Upon the valid exercise of a Warrant by the Corporation in accordance with a Warrant Agreement pursuant to the immediately preceding sentence, the Company shall issue to the Corporation the number of Common Units contemplated thereby, free and clear of all liens and encumbrances other than those arising under applicable securities laws and this Agreement. The Corporation agrees that it will not exercise any Warrants other than in connection with the corresponding exercise of an Upstairs Warrant. In the event that an Upstairs Warrant is redeemed, the Company will redeem a Warrant with similar terms held by the Corporation. (g) The Company shall only be permitted to issue additional Common Units, and/or establish other classes or series of Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.04, Section 3.10 and Section 3.11. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units authorized under this Agreement and/or establish other classes or series of Units or other Equity Securities in the Company at such times and upon such terms as the Manager shall determine and the Manager shall amend this Agreement as necessary in connection with the issuance of additional Common Units, to establish other classes or series of Units or other Equity Securities in the Company, or admission of additional Members under this Section 3.04, in each case without the requirement of any consent or acknowledgement of any other Member. Section 3.05 Repurchase or Redemption. (a) Except as otherwise reasonably determined by the Manager, if at any time (i) any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held (directly or indirectly) by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Corporation (plus any expenses related thereto), if any, and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Corporation or (ii) any other Equity Securities of the Corporation are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of such Equity Securities, to redeem an equal number of the corresponding class or series of Equity Securities of the Company with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation held (directly or indirectly) by the Corporation, in accordance with the One-to-One Ratios, at an aggregate redemption price equal to the aggregate purchase or redemption price of the applicable Equity Securities of the Corporation being repurchased or redeemed by the Corporation (plus any expenses related thereto), if any, and upon such other terms as are the same for the applicable Equity Securities of the Corporation being repurchased or redeemed by the Corporation; provided, that if the Corporation uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Common Stock to fund such repurchase or redemption, then the Company shall cancel a corresponding number of Common Units held (directly or indirectly) by the Corporation for no consideration (but only to the extent that such Common Units were issued upon the issuance of Class A Common Stock from which the redemption proceeds were obtained). 27

(b) The Company may not redeem or repurchase (i) any Common Units from the Corporation unless substantially simultaneously the Corporation redeems or repurchases an equal number of shares of Class A Common Stock for the same price per security from holders thereof or (y) any other Equity Securities of the Company from the Corporation unless substantially simultaneously the Corporation redeems or repurchases for the same price per security an equal number of Equity Securities of Corporation of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation. (c) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable Law. Section 3.06 Certificates. The Units shall be uncertificated unless otherwise determined by the Manager. Section 3.07 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company). Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement. Section 3.09 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made. Section 3.10 LLC Option Exercises. If at any time or from time to time, in connection with any LLC Option, the LLC Optionee exercises its LLC Option in whole or in part: (a) If such LLC Optionee is not a Member as of the date of such exercise, such LLC Optionee shall execute and deliver to the Manager a Joinder to this Agreement whereby such LLC Optionee shall agree to become a Member under this Agreement, entitled to all of the rights and privileges and subject to all of the agreements and responsibilities of a Member hereunder from and after the date of such Joinder. (b) Notwithstanding the foregoing, if the LLC Optionee, in its capacity as a prospective Member hereunder as a result of such LLC Option exercise, intends to and does simultaneously exercise its Redemption rights with respect to all (but not less than all) of the Common Units to be received by such LLC Optionee as a result of such exercise, then: (i) the actions described in subsection (a) of this Section 3.10 shall be deemed to have occurred (including that such LLC Optionee shall be deemed to have become a Member for the period of time between such exercise and such Redemption) without requiring the actual execution of a Joinder or the actual issuance and delivery to the LLC Optionee of the applicable number of Common Units; and 28

(ii) such LLC Optionee may proceed to exercise all of the rights of a Member with respect to a Redemption under Article XI hereof of up to the number of Common Units that such LLC Optionee is entitled to receive (and deemed to have received) as a result of such exercise. (c) Anti-dilution adjustments. For all purposes of this Section 3.10, the number of Common Units (or in connection with simultaneous Redemption, the number of shares of Class A Common Stock in lieu of Common Units) shall be determined after giving effect to all anti- dilution or similar adjustments that are applicable, as of the date of exercise, to the LLC Option being exercised in accordance with its terms, including the IM Unit Option Plan. Section 3.11 Corporate Stock Option Plans and Equity Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating an Equity Plan or from issuing shares of Class A Common Stock pursuant to any such plans. The Corporation may implement such Equity Plans and any actions taken under such Equity Plans (such as the grant or exercise of options to acquire shares of Class A Common Stock), whether taken with respect to or by an employee or other service provider of the Corporation, the Company or its Subsidiaries, in a manner determined by the Corporation, in accordance with the initial implementation guidelines attached to this Agreement as Exhibit C, which may be amended by the Corporation from time to time. The Corporation may amend this Agreement (including Exhibit C) as necessary or advisable in its sole discretion in connection with the adoption, implementation, modification or termination of an Equity Plan. In the event of such an amendment by the Corporation, the Company will provide notice of such amendment to the Members. The Company is expressly authorized to issue Units (i) in accordance with the terms of any such Equity Plan, or (ii) in an amount equal to the number of shares of Class A Common Stock issued pursuant to any such Equity Plan, without any further act, approval or vote of any Member or any other Persons. Section 3.12 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued. 29

ARTICLE IV. DISTRIBUTIONS Section 4.01 Distributions. (a) Distributable Cash; Other Distributions. (i) After making provision for Distributions under Section 4.01(b) and subject to Section 4.01(a)(v), Distributions shall, with respect to each outstanding Series A Preferred Unit, accrue on the Accrued Value at the Annual Rate on each Series A Preferred Unit and shall be cumulative and accrue daily from and after the Effective Date, but shall compound on a semi-annual basis on each Semi-Annual Dividend Date (the “Accrued Distributions”). Such distributions may be paid in cash (“Cash Distribution”) or additional Common Units or Series A Preferred Units (“Unit Distributions”) and shall be payable only to the extent that an equal amount of cash dividends or Class A Common Stock dividends are declared by the Corporation with respect to the Series A Preferred Stock, and when so declared, shall be payable immediately prior to the time that such cash dividends or Class A Common Stock dividends are paid by the Corporation with respect to the Series A Preferred Stock. Once a Cash Distribution or Unit Distribution has been made under this Section 4.01(a)(i) in respect of an Accrued Distribution, the amount of Accrued Distributions shall be reduced by the amount of such Cash Distribution or Unit Distribution (whose Fair Market Value shall be determined by using the VWAP of the Class A Common Stock on the date the corresponding dividend of Class A Common Stock was declared by the Corporation). (ii) After making or providing for any Distributions under Section 4.01(a)(i) and Section 4.01(b), to the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts, at such time and on such terms (including the payment dates of such Distributions) as the Manager in its sole discretion shall determine using such record date as the Manager may designate. All Distributions made under this Section 4.01(a)(ii) shall be made to the Members holding Common Units as of the close of business on such record date on a pro rata basis in accordance with each Member’s Common Unit Percentage Interest (other than, for the avoidance of doubt, any Distributions made pursuant to Section 4.01(a)(iv)) as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make distributions as set forth in Sections 4.01(b) and 14.02. (iii) For the avoidance of doubt, except as otherwise provided in Section 4.01(b), no holder of any Unvested Earn Out Unit shall be entitled to receive any Distributions in respect thereof, unless and until such Unvested Earn Out Unit is converted into a Common Unit in accordance with the terms hereof (after which time, such holder shall be entitled to Distributions in respect of such Common Unit that are declared from and after the time of such conversion); provided, that, no later than five (5) Business Days following the conversion of an Unvested Earn Out Unit into a Common Unit, the Company shall pay the holder of such Unvested Earn Out Unit all Distributions pursuant to Section 4.01(a)(ii) that were made prior to such conversion or release, as applicable, and that would have been made to such holder with respect to such Unvested Earn Out Unit had such Unvested Earn Out Unit already been converted into a Common Unit prior to the declaration and making of such Distribution (each such distribution, a “Distribution Catch-Up Payment”). For the avoidance of doubt, the Distribution Catch- Up Payments shall not include any Tax Distributions that were made prior to the Vesting of such Unvested Earn Out Units. To the extent that the conversion date in respect of an Unvested Earn Out Unit occurs following the date that a Distribution is declared under Section 4.01(a)(ii) but on or before the date such Distribution is paid, then the amount distributable on each Unit in such Distribution shall not be included in the Distribution Catch-Up Payment, and instead, the holder of such Unvested Earn Out Unit shall be entitled to receive such Distribution when paid to the holders of Common Units, assuming such holder continues to hold a Common Unit on the record date with respect to such Distribution (and if not, such Distribution shall be included in the Distribution Catch-Up Payment). 30

(iv) Notwithstanding the provisions of Section 4.01(a)(ii), the Manager, in its sole discretion, may authorize that cash be paid to the Corporation (which payment shall be made without pro rata distributions to the other Common Units) in exchange for the redemption, repurchase or other acquisition of Equity Securities in the Company which are held by the Corporation to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of corresponding Equity Securities of the Corporation in accordance with Section 3.05. (v) The Corporation shall not be entitled to receive, with respect to any Series A Preferred Units that are converted pursuant to a Series A Conversion, any payment of distributions declared pursuant to Section 4.01(a)(i) if such distribution follows the date on which such Series A Conversion occurs. (vi) Notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Member to the extent such Distribution would render the Company insolvent or violate the Delaware Act or any applicable Law. For purposes of the foregoing sentence, “insolvency” means the inability of the Company to meet its payment obligations when due. (b) Tax Distributions. (i) With respect to each Taxable Year, the Company shall, to the extent permitted by applicable Law, make cash distributions (“Tax Distributions”) as follows: (A) to the Corporation at such times and in such amounts as the Manager reasonably determines is necessary to enable the Corporation to timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities with respect to any items of gross income and gain allocated to it with respect to the Series A Preferred Units (the “Preferred Unit Related Taxes”); provided, that in no circumstances shall the amounts distributed pursuant to this Section 4.01(b)(i)(A) exceed the Corporation’s actual U.S. federal, state and local and non-U.S. cash tax liabilities with respect to such taxable year; provided, further, that the amounts distributable pursuant to this Section 4.01(b)(1)(A) shall be reduced, in the sole discretion of the Manager, to the extent the amount distributable to the Corporation pursuant to Section 4.01(b)(i)(B) exceeds the Corporation’s actual tax obligations (excluding Preferred Unit Related Taxes) and its obligations pursuant to the Tax Receivable Agreement for the relevant taxable year or quarter, as applicable; and (B) to each Member in an amount equal to (1) such Member’s Assumed Tax Liability; provided, however, that to the extent a Member would otherwise be entitled to receive less than its Common Unit Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b)(i)(B) on any given date, then the Tax Distributions to such Member shall be increased, as necessary, to ensure that all such Tax Distributions made pursuant to this Section 4.01(b)(i)(B) are made pro rata in accordance with the Members’ respective Common Unit Percentage Interests or (2) if the amount the Corporation would receive under clause (1) is, in the sole discretion of the Manager, reasonably expected to be less than the amount that will enable the Corporation to meet both its tax obligations (other than Preferred Unit Related Taxes) and its obligations pursuant to the Tax Receivable Agreement, then (I) the Corporation shall receive an amount that will enable the Corporation to meet both its tax obligations (other than Preferred Unit Related Taxes) and its obligations pursuant to the Tax Receivable Agreement for the relevant taxable year or quarter, as applicable, and (II) the Members (other than the Corporation) shall receive an amount necessary to ensure that the Tax Distributions made pursuant to this Section 4.01(b)(1)(B), when taking into account the amount to be distributed to the Corporation under clause (2)(I), are made pro rata in accordance with the Members’ respective Common Unit Percentage Interests. 31

(ii) Tax Distributions pursuant to Section 4.01(b)(i) shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Members (together with a statement showing the calculation of such Tax Distribution and an estimate of the Company’s net taxable income allocable to each Member for such period) on a quarterly basis on April 15t h, June 15t h, September 15th and December 15t h (or such other dates for which corporations or individuals are required to make quarterly estimated tax payments for U.S. federal income tax purposes, whichever is earlier) (each, a “Quarterly Tax Distribution”); provided, that the foregoing shall not restrict the Company from making a Tax Distribution on any other date as the Company determines is necessary to enable the Members to timely make estimated income tax payments. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Company for the Taxable Year through the end of the relevant quarterly period. A final accounting for Tax Distributions shall be made for each Taxable Year after the allocation of the Company’s actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Member received for such Taxable Year based on such final accounting shall promptly be distributed to such Member. For the avoidance of doubt, any excess Tax Distributions a Member receives with respect to any Taxable Year shall reduce future Tax Distributions otherwise required to be made to such Member with respect to any subsequent Taxable Year, but shall not reduce Tax Distributions made to a Member to provide such Member with its Common Unit Percentage Interest of Tax Distributions made pursuant to Section 4.01(b)(1)(B). Notwithstanding anything to the contrary in this Agreement, the Manager shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions (but in any event pro rata in proportion to the Members’ respective number of Common Units) to take into account increases or decreases in the number of Common Units held by each Member during the relevant period (including as a result of conversion of any Unvested Earn Out Units into Common Units in connection with the occurrence of a Vesting Event or the conversion of a Series A Preferred Unit into Common Units in connection with a Series A Preferred Conversion). (iii) In the event of any audit by, or similar event with, a Governmental Entity that affects the calculation of any Member’s Assumed Tax Liability for any Taxable Year (other than an audit conducted pursuant to the Partnership Tax Audit Rules for which no election is made pursuant to Section 6226 thereof and the Treasury Regulations promulgated thereunder), or in the event the Company files an amended tax return or administrative adjustment request, each Member’s Assumed Tax Liability and Preferred Unit Related Taxes with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest, penalties or additions to tax). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant Taxable Years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a)(ii), Section 4.01(a)(iii) and this Section 4.01(b) in the relevant Taxable Years sufficient to cover such shortfall. (iv) In the event that an adjustment pursuant to Section 481(a) of the Code relating to any income, gain, loss, deduction or credit with respect to a taxable period ending on or prior to the Effective Date (any such adjustment, the “481 Income Adjustment”) results in a requirement under Section 4.01(b) for the Company to make material Tax Distributions, then the Manager and the Members shall cooperate in good faith and use commercially reasonable efforts to minimize the amount of such Tax Distributions required, taking into account the amount of cash needed by the Members to meet their tax obligations with respect to their interests in the Company, items of deductions, losses and credits available in the relevant taxable year that may be used to offset such 481 Income Adjustment, and the cash requirements of the Company. 32

ARTICLE V. CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS Section 5.01 Capital Accounts. (a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704- 1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions: (i) to each Member’s Capital Account there shall be credited: (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Net Income and any item in the nature of income or gain that is allocated pursuant to Section 5.02 and Section 5.03 and (C) the amount of any Company liabilities assumed by such Member or that are secured by any asset distributed to such Member. (ii) To each Member’s Capital Account there shall be debited: (A) the amount of money and the Book Value of any asset distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Net Loss and any items in the nature of deductions or losses that are allocated to such Member pursuant to Section 5.02 and Section 5.03 and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by any asset contributed by such Member to the Company. (iii) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the Manager shall reasonably determine that it is necessary to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members) to comply with the Code and Treasury Regulations or to ensure that the allocations provided for herein have substantial economic effect and/or are in accordance with the Members’ interests in the Company, the Manager may (acting reasonably and in good faith) make such modification so long as such modification will not have any effect on the amounts distributed to any Person pursuant to Article XIV upon the dissolution of the Company. The Manager also may (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b). (b) (i) For this purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company’s property; provided, that (1) if any noncompensatory options (including the convertible feature of the Series A Preferred Units and the Warrants) are outstanding upon the occurrence of any revaluation of the Company’s property, the Company shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704- 1(b)(2)(iv)(h)(2) and (2) the Company shall effect a revaluation of the Company’s property upon the conversion of any Unvested Earn Out Units into Common Units upon the occurrence of a Vesting Event in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s). (ii) For the avoidance of doubt, the Series A Preferred Units will be treated as a partnership interest in the Company that is “convertible equity” within the meaning of Treasury Regulation Section 1.721-2(g)(3). The initial Capital Account Balance and Per Unit Capital Amount in respect of each Series A Preferred Unit shall be the Series A Preferred Contribution Amount, as such amount may be adjusted in accordance with the Securities Purchase Agreement. The Corporation’s Capital Account shall be increased by an amount equal to any such discounts, commissions and fees relating to such sale of corresponding shares of Series A Preferred Stock in accordance with Section 6.06. 33

(iii) Upon the exercise by any LLC Optionee of its LLC Option, such LLC Optionee’s Capital Account shall be equal to or increased by, as applicable, the Closing Sale Price of the Class A Common Stock on the date such LLC Option was exercised. (c) In the event of a Transfer of Units made in accordance with this Agreement, the Capital Account of the transferor that is attributable to the transferred Units shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) (l). (d) The Company shall revalue the Capital Accounts in connection with a Revaluation Event and in accordance with the definition of Book Value. Section 5.02 Allocations. (a) After giving effect to the allocations in Section 5.03, Net Profit and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company for each applicable Allocation Period shall be allocated among the Members during such Allocation Period in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 14.02(c) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 14.02(c), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. For the avoidance of doubt, in accordance with Section 706(d)(1) of the Code, any deductions resulting from the exercise by any LLC Optionee of its LLC Option shall be allocated under a closing of the books method to the Members who were Members of the Company in the Allocation Period ending on the day immediately prior the day of such exercise. Notwithstanding the foregoing, the Manager may make allocations it (acting reasonably and in good faith) deems necessary to give economic effect to the provisions in Article V, Article XIV and the other relevant provisions of this Agreement and to properly reflect each Member’s “interest in the partnership” within the meaning of Treasury Regulations Section 1.704-1(b)(3). Section 5.03 Special Allocations. (a) Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the economic risk of loss for such Member Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.03(a) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith. 34

(b) Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Common Unit Percentage Interests. If there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated individual items of income and gain for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith. (c) If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, after all other allocations pursuant to Sections 5.02 and 5.03, have been tentatively made as if this Section 5.03(c) were not in this Agreement, items of income and gain for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith. (d) If the allocation of Net Losses (or individual items of loss or deduction) to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Net Loss (or individual items of loss or deduction) as will not create or increase an Adjusted Capital Account Deficit. The Net Losses (or individual items of loss or deduction) that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Common Unit Percentage Interests, subject to this Section 5.03(d). (e) In the event that any Member has an Adjusted Capital Account Deficit at the end of any applicable Allocation Period, such Member shall be allocated items of Company gross income, and gain in the amount of such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 5.03(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Sections 5.02 and 5.03 have been tentatively made as if Section 5.03(c) and this Section 5.03(e) were not in this Agreement. (f) (i) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income and Net Loss; and (ii) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to such Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies. 35

(g) Notwithstanding anything to the contrary contained in this Agreement, (i) no allocations of Net Profits or Net Losses shall be made in respect of any Unvested Earn Out Units in determining Capital Accounts unless and until such Unvested Earn Out Units are converted into Common Units upon the occurrence of a Vesting Event; (ii) in the event the Book Value of any Company asset is adjusted pursuant to the definition of Book Value upon the conversion of any Unvested Earn Out Units into Common Units, any Unrealized Gain or Unrealized Loss resulting from such adjustment shall, in the manner reasonably determined by the Manager and consistent with the definition of Book Value, be allocated first to the Common Units into which previously Unvested Earn Out Units that Vested were converted, then among the Members such that the Per Unit Capital Amount relating to each Common Unit (including the Common Units into which previously Unvested Earn Out Units that Vested were converted), after taking into account the Distribution Catch-Up Payment, is equal in amount immediately after making such allocation in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s); provided, that if the foregoing allocations pursuant to clause (ii) are insufficient to cause the Per Unit Capital Amount relating to each Common Unit to be so equal in amount, then the Manager, in its reasonable discretion, may cause a Capital Account reallocation in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3) to cause the Per Unit Capital Amount relating to each Common Unit to be so equal in amount. (h) Notwithstanding any other provision of Section 5.02 and this Section 5.03 (other than the Regulatory Allocations), prior to all other allocations: (i) Items of Company gross income and gain shall be allocated to the Series A Preferred Units until the aggregate amount of gross income and gain allocated to such Series A Preferred Units pursuant hereto for the applicable current Allocation Period and all previous Allocation Periods is equal to the cumulative amount of the sum of (without duplication): (A) all Cash Distributions and Unit Distributions (whose Fair Market Value shall be determined by using the VWAP of the Class A Common Stock on the date the corresponding dividend of Class A Common Stock was declared by the Corporation) made with respect to such Series A Preferred Unit pursuant to Section 4.01(a)(i), and (B) the sum of the Accrued Distributions on all of the outstanding Series A Preferred Units, in each case as of the end of such current Allocation Period. (ii) if (A) the date on which a Liquidating Event occurs there is at least one outstanding Series A Preferred Unit and (B) after having made all other allocations provided for in this Section 5.03 for the Allocation Period in which the Liquidating Event occurs, the Per Unit Capital Amount of each Series A Preferred Unit would not equal or exceed the Series A Liquidation Value, then items of income, gain, loss and deduction for such Allocation Period shall instead be allocated among the Members in a manner determined appropriate by the Manager so as to cause, to the maximum extent possible, the Per Unit Capital Amount in respect of each Series A Preferred Unit to equal the Series A Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). In the event that (x) the date on which a Liquidating Event occurs is on or before the date (not including any extension of time) prescribed by law for the filing of the Company’s federal income tax return for the Allocation Period immediately prior to the Allocation Period in which the Liquidating Event occurs and (y) the reallocation of items for the Allocation Period in which the Liquidating Event occurs as set forth above in this Section 5.03(h)(ii) fails to achieve the Per Unit Capital Amounts described above, then items of income, gain, loss and deduction for such Allocation Period shall be allocated among all Members in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 5.03(h)(ii), cause the Per Unit Capital Amount in respect of each Series A Preferred Unit to equal the Series A Liquidation Value. (i) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Profit and Net Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss with respect to the Company shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Net Profit and Net Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Net Profit and Net Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Allocation Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Manager may, if it does not expect that the Company will have sufficient other income to correct such distortion, request the IRS to waive either or both of such minimum gain chargeback requirements pursuant to Treasury Regulations Section 1.704-2(f)(4). If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement. 36

Section 5.04 Tax Allocations. (a) The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts. (b) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any asset contributed to the capital of the Company and with respect to reverse Code Section 704(c) allocations described in Treasury Regulations Section 1.704-3(a)(6) shall, solely for applicable tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such asset to the Company for U.S. federal income tax purposes and its initial Book Value or its Book Value determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Book Value) (i) in the case of any variation that exists as a result of the Transactions, using the “traditional method with curative allocations limited to back end gain on sale,” and (ii) in the case of any other variation, using the “traditional method with curative allocations limited to back end gain on sale,” unless another method is chosen by the Manager; provided, however, that where multiple such variations exist, Section 704(c) shall be applied in reverse chronological order. Allocations pursuant to this Section 5.04(b), Section 704(c) of the Code (and the principles thereof), and Treasury Regulations Section 1.704-1(b)(4)(i) are solely for purposes of U.S. federal (and applicable state and local) income tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income or Net Loss. Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704- 1(b)(4)(ii). (c) For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the Manager; provided, that each year the Manager shall use its reasonable best efforts (using in all instances any proper method permitted under applicable Law, including without limitation the “additional method” described in Treasury Regulations Section 1.752-3(a)(3)) to allocate a sufficient amount of the excess nonrecourse liabilities to those Members who would have at the end of the applicable Taxable Year, but for such allocation, taxable income due to the deemed distribution of money to such Member pursuant to Section 752(b) of the Code that is in excess of such Member’s adjusted tax basis in its Units; provided, further, that with respect to any of the Company’s “excess nonrecourse liabilities” that arise after the Effective Time, the Manager shall not be required to allocate “excess nonrecourse liabilities” in the manner described in the preceding proviso to the extent that the Manager determines in its sole discretion made in good faith that such allocation would reasonably be expected to have a material adverse impact on the Corporation (for this purpose, any such allocation that results in the Corporation having a lower tax basis in its interests in the Company but that does not otherwise cause the Corporation to have taxable income in the applicable Taxable Year in excess of the taxable income it otherwise would have been expected to have in such Taxable Year (including as a result of an actual or deemed distribution made to the Corporation in such Taxable Year) utilizing a different permissible allocation of “excess nonrecourse liabilities” shall not be considered a material adverse impact). (d) If necessary (including with respect to the Series A Preferred Conversion or the Vesting of an Unvested Earn Out Unit), the Company will make corrective allocations as set forth in Treasury Regulation Section 1.704-1(b)(4)(x). Without limiting the generality of the foregoing, if pursuant to Section 5.03(g) the Company causes a Capital Account reallocation in accordance with principles similar to those set forth in Treasury Regulation Section 1.704- 1(b)(2)(iv)(s)(3), the Company shall make corrective allocations in accordance with principles similar to those set forth in Treasury Regulation Section 1.704-1(b)(4)(x). (e) In the event any Common Units issued pursuant to Section 3.02(c) and Section 3.10(c) are subsequently forfeited, the Company may make forfeiture allocations with respect to such Common Units in the Taxable Year of such forfeiture in accordance with the principles of proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c), taking into account any amendments thereto and any temporary or final Treasury Regulations issued pursuant thereto. (f) Allocations pursuant to this Section 5.04 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses, Distributions (other than Tax Distributions) or other items of the Company pursuant to any provision of this Agreement. 37

Section 5.05 Tax Withholding. (a) If requested by the Manager, each Member shall, if able to do so, deliver to the Manager: (i) an affidavit in form satisfactory to the Company, such as an IRS Form W-9 or applicable IRS Form W-8, that the applicable Member (or its beneficial owners, as the case may be) is not subject to withholding under the provisions of any U.S. federal, state, local, foreign or other applicable Law; (i) any certificate that the Company may reasonably request with respect to any such Laws; and/or (iii) any other form or instrument reasonably requested by the Company relating to any Member’s status under such Law. In the event that a Member fails or is unable to deliver to the Company an affidavit described in sub-clause (i) of this clause (a), for the avoidance of doubt, the Company may withhold amounts from such Member in accordance with Section 5.05(b). (b) After receipt of a written request of any Member or former Member, the Company shall provide such information to such Member and take such other action as may be reasonably necessary to assist such Member in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any taxing authority with respect to amounts distributable or items of income allocable to such Member hereunder to the extent not adverse to the Company or any Member. In addition, the Company shall, at the request of any Member, make or cause to be made (or cause the Company to make) any such filings, applications or elections; provided, however, that any such requesting Member shall cooperate with the Company, with respect to any such filing, application or election to the extent reasonably determined by the Company and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related to any information, filing, application or elections described in this Section 5.05(b) shall be paid and borne by such requesting Member or, if there is more than one requesting Member, by such requesting Members in accordance with their relative Common Unit Percentage Interests. (c) Withholding Advances. To the extent the Corporation or the Company is required by Law to withhold or to make tax payments (including payments for interest, penalties or additions to tax) on behalf of or with respect to any Member (including the delivery of consideration in connection with a Redemption or Direct Exchange, backup withholding, Section 1445 of the Code, Section 1446 of the Code or any “imputed underpayment” within the meaning of the Code or, in each case, similar provisions of state, local or other tax Law) (“Withholding Advances”), the Corporation or the Company, as the case may be, may withhold such amounts and make such tax payments as so required. (d) Repayment of Withholding Advances. All Withholding Advances made on behalf of a Member who is an officer or director of the Corporation must repay such Withholding Advance as soon the Company withholds or makes tax payments on behalf of such Member. All Withholding Advances made on behalf of any other Member, plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances plus 2.0% per annum (which interest shall begin to accrue on the day that is 15 days after the payment of such Withholding Advances by the Company to the extent of the amount of Withholding Advances that have not yet been repaid by such Member at such time), shall (i) be paid on demand by the Member (or former Member) on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member’s Capital Account), or (ii) with the consent of the Manager be repaid by reducing the amount of the current or next succeeding distribution or distributions that would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) of this Section 5.05(c), for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon any Liquidating Event) unreduced by the amount of such Withholding Advance and interest thereon. (e) Withholding Advances — Reimbursement of Liabilities. Each Member hereby agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto). 38

Section 5.06 Rights of Series A Preferred Units. (a) The Corporation shall be entitled to receive liquidating distributions in respect of the Series A Preferred Units in the manner set forth in Section 14.02(c). The Corporation shall be entitled to receive distributions other than liquidating distributions in respect of the Series A Preferred Units in the manner set forth in Section 4.01(a)(i) and Section 4.01(b)(i)(A). (b) Except as provided in the following sentence, the holders of the Series A Preferred Units shall not be entitled to vote on any matters requiring the approval or vote of the holders of Units, except as required by applicable law. Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by the Act, and all other voting rights granted under this Agreement, the affirmative vote of the holder of a majority of the outstanding Series A Preferred Units, voting separately as a class based upon one vote per Series A Preferred Unit, shall be necessary on any matter that (i) adversely affects any of the rights, preferences and privileges of the Series A Preferred Units or (ii) amends or modifies any of the terms of the Series A Preferred Units. (c) Each time that a share of Series A Preferred Stock is converted into shares of Class A Common Stock, an equal number of Series A Preferred Units shall automatically convert (without any further action of the Company or the Corporation) into Common Units at the same conversion ratio as applied to the conversion of the Series A Preferred Stock into Class A Common Stock (the “Series A Preferred Conversion”). (d) Immediately prior to the time that a share of Series A Preferred Stock is to be repurchased or redeemed by the Corporation, the Company shall repurchase or redeem an equal number of Series A Preferred Units in exchange for the same consideration that is to be paid by the Corporation in the repurchase or redemption of the Series A Preferred Stock. For example, if 100,000 shares of Series A Preferred Stock are to be repurchased by the Corporation in exchange for $3,000,000 in cash and 400,000 shares of Class A Common Stock, then 100,000 Series A Preferred Units shall be repurchased by the Company from the Corporation in exchange for $3,000,000 in cash and 400,000 Common Units. (e) Notwithstanding Section 5.06(c) and Section 5.06(d), no repurchase, redemption or conversion shall be effected to the extent such repurchase, redemption or conversion would render the Company insolvent or violate the Delaware Act or applicable Law. For purposes of the foregoing sentence, “insolvency” means the inability of the Company to meet its payment obligations when due. Notwithstanding Section 5.06(d), no repurchase or redemption of the Series A Preferred Units shall be required or effected if such redemption would cause the Series A Preferred Units to be treated as “disqualified stock,” “disqualified capital stock” or any equivalent term under any credit agreement, loan agreement, indenture or other credit facility to which the Company is a party at the time of the repurchase or redemption. (f) It is intended that the conversion right applicable to the Series A Preferred Units will be treated as a noncompensatory option within the meaning of Regulations Section 1.721-2(f). Consistent with such intention, the Company shall comply with the allocation provisions set forth in Treasury Regulations Sections 1.704-1(b)(2)(iv)(s) and 1.704-1(b)(4)(x) (including making any required “corrective” allocations in accordance with those Regulations) and other applicable provisions in this Agreement. 39

ARTICLE VI. MANAGEMENT Section 6.01 Authority of Manager; Officer Delegation. (a) Except for situations in which the approval of any Member(s) is specifically required by this Agreement and except as otherwise provided in this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole managing member of the Company (the Corporation, in such capacity, the “Manager”), (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company and (iii) Manager shall have power to bind or take any action on behalf of the Company, or to exercise in its discretion any rights and power (including rights to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgment, or other decisions) granted to the Company under this Agreement, or any other agreement, instrument or other document to which the Company is a party. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04. (b) Without limiting the authority of the Manager to act on behalf of the Company, the day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions of this Agreement, the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall be limited to such duties as the Manager may, from time to time, delegate to them. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such Person of the authorities and duties that are normally associated with that office. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager. Any Officer may be removed at any time, with or without cause, by the Manager. (c) Subject to the other provisions of this Agreement, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, conversion, division, reorganization or other combination of the Company with or into another entity, for the avoidance of doubt, without the prior consent of any Member or any other Person being required. Section 6.02 Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.01(b). 40

Section 6.03 Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members; provided, however, that any such resignation shall be subject to the appointment of a new Manager in accordance with Section 6.04. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members (subject to the appointment of a new Manager in accordance with Section 6.04), and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager. Notwithstanding anything to the contrary herein, no replacement or termination of the Corporation as the Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of the Corporation, its successor or assign (if applicable) and any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than the Corporation (or its successor or assign, as applicable) as the Manager shall be effective unless (a) the new Manager executes a Joinder to this Agreement and agrees to be bound by the terms and conditions in this Agreement, and (b) the Corporation (or its successor or assign, as applicable) and the new Manager (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against the Corporation (or its successor, as applicable) and the new Manager (as applicable), to cause (i) the Corporation to comply with all of the Corporation’s obligations under this Agreement (in its capacity as a Member) and (ii) the new Manager to comply with all of the Manager’s obligations under this Agreement. Section 6.04 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation) have no right under this Agreement to fill any vacancy in the position of Manager. Section 6.05 Transactions Between the Company and the Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager; provided, that such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) are (i) on terms comparable to and competitive with those available to the Company from others dealing at arm’s length, (ii) approved by the Members (other than the Manager) holding a majority of the Percentage Interests of the Members (other than the Manager), (iii) approved by the Disinterested Majority and (iv) otherwise are permitted by the Credit Agreements; provided that the foregoing shall in no way limit the Manager’s rights under Sections 3.02, 3.04, 3.05 or 3.10. The Members hereby approve each of the contracts or agreements between or among the Manager or its Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company or its Affiliates (other than the Manager and any of the Company’s Subsidiaries), on the other hand, entered into on or prior to the date of this Agreement in accordance with the A&R LLC Agreement or that the board of managers of the Company or the Corporate Board has approved in connection with the Transactions, including the Recapitalization, as of the date of this Agreement, including, but not limited to, the Tax Receivable Agreement. Section 6.06 Reimbursement for Expenses. Except as provided in this Section 6.06, the Manager shall not be compensated for its services as Manager of the Company. The Members acknowledge and agree that the Manager’s Class A Common Stock is publicly traded and, therefore, the Manager has access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company, including, without limitation, all fees, expenses and costs associated with being a public company (including, without limitation, public reporting obligations, proxy statements, stockholder meetings, Stock Exchange fees (or fees associated with the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading), transfer agent fees, legal fees, SEC and FINRA filing fees, offering expenses and excise taxes (including any excise taxes imposed pursuant to Section 4501 of the Code) incurred in connection with the redemption of any shares of Equity Securities of the Manager) and maintaining its corporate existence. In the event that shares of Class A Common Stock are sold to underwriters in any subsequent public offering at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in such subsequent public offering, after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”) (i) the Manager shall be deemed to have contributed to the Company in exchange for newly issued Common Units the full amount for which such shares of Class A Common Stock were sold to the public and (ii) the Company shall be deemed to have paid the Discount as an expense. In accordance with the foregoing and Section 1.01(b) and 1.01(c) of the Transaction Agreement, the Manager also shall be deemed to have contributed to the Company, in exchange for newly issued Common Units, Series A Preferred Units, Common Warrants and Investor Warrants, the Purchaser Transaction Costs and the Company Transaction Costs (in each case, as defined therein). To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code (unless otherwise required by the Code and Treasury Regulations) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts. Notwithstanding the foregoing, the Company shall not bear any obligations with respect to income tax of the Manager or any payments made pursuant to the Tax Receivable Agreement other than in a manner that is expressly contemplated under this Agreement. 41

Section 6.07 Limitation of Liability of Manager. (a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates or Manager’s officers, directors, employees, advisors, attorneys, accountants or agents or representatives (collectively “Manager’s Representatives”) shall be liable to the Company, to any Member that is not the Manager or to any other Person bound by this Agreement for any act or omission performed or omitted by the Manager in its capacity as the sole managing member of the Company pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s or a Manager’s Representative’s gross negligence, intentional misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by the Manager or any Manager’s Representative contained herein or in the Other Agreements with the Company. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager. (b) To the fullest extent permitted by applicable Law, whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner that is, or provide terms that are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles, notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise. (c) In connection with the performance of its duties as the Manager of the Company, except as otherwise set forth herein, the Manager acknowledges that, solely in its capacity as Manager, it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. Section 6.08 Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act. 42

ARTICLE VII. RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGER Section 7.01 Limitation of Liability and Duties of Members. (a) Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member or Manager shall be obligated personally for any such debts, obligations, contracts or liabilities of the Company solely by reason of being a Member or the Manager (except to the extent and under the circumstances set forth in any non-waivable provision of the Delaware Act). Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company. (b) In accordance with the Delaware Act and the Laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Articles IV or XIV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such distribution was made by the Company to its Members in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member. (c) To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, and notwithstanding any other provision of this Agreement (but subject, and without limitation, to Section 6.07 with respect to the Manager) or in any Agreement contemplated herein or applicable provisions of Law or equity or otherwise, the parties hereto hereby agree that to the extent that any Member (other than the Manager in its capacity as such) (or any Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Unit or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement. 43

Section 7.02 Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on it by Law and this Agreement. Section 7.03 No Right of Partition. No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any property of the Company, or the right to own or use particular or individual assets of the Company. Section 7.04 Indemnification. (a) Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under applicable Law, as the same now exists or may hereafter be amended, substituted or replaced (but, to the fullest extent permitted by applicable Law, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or an Affiliate thereof (other than as a result of an ownership interest in the Corporation) or is or was serving as the Manager or a director, officer, employee, advisor, attorney, accountant or other agent or representative of the Manager, the Company Representative, or a director, manager, Officer, employee, advisor, attorney, accountant or other agent or representative of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee, advisor, attorney, accountant or other agent or representative of another Person; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ fraud, willful misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in Other Agreements with the Company. Reasonable expenses, including out-of-pocket attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. (b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise. 44

(c) The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager. (d) The indemnification and advancement of expenses provided for in this Section 7.04 shall be provided out of and to the extent of Company assets only. No Member (unless such Member otherwise agrees in writing or is found in a non-appealable decision by a Governmental Entity of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company. The Company (i) shall be the primary indemnitor of first resort for such Indemnified Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Indemnified Person which are addressed by this Section 7.04. (e) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any Governmental Entity of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law. ARTICLE VIII. BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS Section 8.01 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles IV and V and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error or common law fraud. Section 8.02 Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager. Section 8.03 Inspection Rights. The Company shall permit each Member and each of its designated representatives, at such Member’s sole cost and expense, to examine the books and records of the Company or any of its Subsidiaries at the principal office of the Company or such other location as the Manager shall reasonably approve during normal business hours and upon reasonable notice for any purpose reasonably related to such Member’s Units; provided, that Manager has a right to keep confidential from the Members certain information in accordance with Section 18-305 of the Delaware Act. 45

ARTICLE IX. TAX MATTERS Section 9.01 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Manager shall use reasonable efforts (taking into account applicable extensions of time to file tax returns) to furnish, within two hundred fifteen (215) days of the close of each Taxable Year, to each Member a completed IRS Schedule K-1 (and any comparable state and local income tax form) and such other information as is reasonably requested by such Member relating to the Company that is necessary for such Member to comply with its tax reporting obligations. Subject to the terms and conditions of this Agreement and except as otherwise provided in this Agreement, in its capacity as Company Representative, the Manager shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Section 706 of the Code for purposes of determining the varying Units of its Members. Section 9.02 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02, unless otherwise required by Section 706 of the Code. The Manager shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes (but excluding any such Subsidiary to the extent it is directly or indirectly held by or through any entity treated as a corporation for U.S. federal, and applicable state and local, income tax purposes) to have in effect an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for the Taxable Year that includes the Effective Time and each subsequent Taxable Year in which an Exchange (as defined in the Tax Receivable Agreement) occurs, and the Manager shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary and any Person that is directly or indirectly held by or through an entity treated as a corporation for U.S. federal, and applicable state and local, income tax purposes) that is so treated as a partnership to have in effect any such election for such Taxable Years. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections. Section 9.03 Company Representative. (a) The Manager is specially authorized and appointed to act as the Company Representative and in any similar capacity under state or local Law; provided, however, that the Manager may appoint and replace the Company Representative. The Company Representative shall designate a “designated individual” in accordance with Treasury Regulations Section 301.6223-1(b)(3)(i). The Company and the Members (including any Member designated as the Company Representative prior to the date hereof) shall reasonably cooperate with each other and shall use reasonable best efforts to cause the Manager (or any Person subsequently designated) to become the Company Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired (and causing any tax matters partner, partnership representative or designated individual designated prior to the Effective Date to resign, be revoked or replaced, as applicable), including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d). 46

(b) The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as the Company Representative. Subject to the other terms of this Agreement, the Company Representative is authorized to take such actions and execute and file all statements and forms on behalf of the Company that are approved by the Manager and are permitted or required by the applicable provisions of the Partnership Tax Audit Rules. The Company Representative will have sole discretion to determine whether the Company (either in its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Each Member agrees to reasonably cooperate with the Company Representative and to do or refrain from doing any or all things reasonably requested by the Company Representative (including paying any and all resulting taxes, additions to tax, penalties and interest in a timely fashion) in connection with any examination of the Company’s affairs by any taxing authorities, including resulting administrative and judicial proceedings. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Member, and if required to be paid (and actually paid) by the Company, will be recoverable from such Member as provided in Section 5.05. The Company Representative shall be entitled to cause the Company to elect the application of Section 6226 of the Code with respect to any imputed underpayment or make any other decision or election, or take any action pursuant to Sections 6221 through 6235 and 6241 of the Code. The Company Representative shall keep the Members reasonably informed of any material audit or administrative or judicial proceedings and any decisions or elections described in the previous sentence that are material in nature. The Company shall reimburse the Company Representative for all reasonable out-of- pocket expenses incurred by the Company Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Company Representative. In the event that the Manager determines that the foregoing provisions are no longer applicable to the Company, either due to a change of controlling law or the enactment of applicable Treasury Regulations, the Manager is authorized to take any reasonable actions as may be required concerning tax matters of the Company not otherwise addressed in this Section 9.03. The provisions of this Section 9.03 shall survive the termination of any Member’s interest in the Company, the termination of this Agreement and the termination of the Company and shall remain binding on each Member for the period of time necessary to resolve with any applicable taxing authority any tax matters relating to the Company. Section 9.04 Earn Out Units. The parties to this Agreement intend that, for U.S. federal income tax purposes, unless otherwise required by the Code or Treasury Regulations, (a) the Unvested Earn Out Units received by any of the Pre-Transaction Members shall not be treated as being received in connection with the performance of services, (b) the receipt of Common Units on conversion of any Unvested Earn Out Units upon a Vesting Event shall be treated in accordance with principles similar to those set forth in Treasury Regulation Section 1.721-2(a), and (c) the Pre- Transaction Members shall not be treated as having taxable income or gain as a result of the receipt of such Unvested Earn Out Units or the receipt of any Common Units as a result of any Vesting Event (other than as a result of corrective allocations made pursuant to the second sentence of Section 5.04(d)). The Company shall prepare and file all applicable tax returns consistent therewith unless otherwise required by a “determination” within the meaning of Section 1313 of the Code or a change in applicable Law. Notwithstanding the foregoing, each of the Pre-Transaction Members may, within 30 days of the Closing Date, as defined in the Transaction Agreement, file with the IRS on a protective basis a completed election under Section 83(b) of the Code and the Treasury Regulations with respect to the Unvested Earn Out Units. Section 9.05 Transaction Agreement. Notwithstanding anything to the contrary, to the extent of any conflict between Section 9.03 of this Agreement and Section 6.11(c) of the Transaction Agreement, Section 6.11(c) of the Transaction Agreement shall control with respect to the matters described therein. 47

ARTICLE X. RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSACTIONS Section 10.01 Transfers by Members. No holder of Units shall Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Sections 10.02 and 10.09, (b) approved in advance and in writing by the Manager, in the case of Transfers by any Member other than the Manager, or (c) in the case of Transfers by the Manager, to any Person who succeeds to the Manager in accordance with Section 6.04. Notwithstanding the foregoing, “Transfer” shall not include any indirect Transfer of Units held by the Manager by virtue of any Transfer of Equity Securities in the Corporation. Notwithstanding any other provision of this Agreement to the contrary, no Member shall Transfer all or any part of its Units or any right or economic interest pertaining thereto if such Transfer, in the reasonable discretion of the Manager, (x) would cause the Company to (1) be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Treasury Regulations promulgated thereunder or (2) fail to qualify for the safe harbor contained in Treasury Regulations Section 1.7704-1(h) or (y) would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)) in any Fiscal Year that is not a Restricted Fiscal Year. Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any of the following (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (i) a Transfer pursuant to a Redemption or Direct Exchange in accordance with Article XI hereof, (ii) a Transfer by a Member to the Corporation or any of its Subsidiaries or (iii) to an Affiliate of such Member; provided that (a) all such Units held by the transferor (or its regarded taxpayer for U.S. federal tax purposes) are Transferred to such Affiliate or (b) for U.S. federal tax purposes, the Affiliate is treated as the same taxpayer as the transferor or (c) with the prior written consent of the Manager; provided, however, that (x) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (y) in the case of the foregoing clause (iii), the Permitted Transferees of the Units so Transferred shall at the time of the Permitted Transfer agree in writing to be bound by the provisions of this Agreement, and prior to such Transfer the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed Permitted Transferee. If a Permitted Transfer pursuant to clause (iii) of the immediately preceding sentence would result in a Change of Control, such Member must provide the Manager with written notice of such proposed Permitted Transfer at least sixty (60) calendar days prior to the consummation of such Permitted Transfer. In the case of a Permitted Transfer of any Common Units by any Member holding Class B Common Stock or Class C Common Stock to a Permitted Transferee in accordance with this Section 10.02, such Member shall also transfer a number of shares of Class B Common Stock or Class C Common Stock, as applicable, equal to the number of Common Units that were transferred by such Member in the transaction to such Permitted Transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b). 48

Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or if an exemption from such registration is then available with respect to such sale. To the extent such Units have been certificated in accordance with Section 3.06, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the following form: “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF INTUITIVE MACHINES, LLC, AS IT MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME, AND INTUITIVE MACHINES, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY INTUITIVE MACHINES, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.” The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Units in accordance with the definition thereof. Section 10.04 Transfer. Prior to Transferring any Units, the Transferring holder of Units shall cause the prospective Permitted Transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate to which the Transferring Member was a party (collectively, the “Other Agreements”) by executing and delivering to the Company counterparts of this Agreement and any applicable Other Agreements. Section 10.05 Assignee’s Rights. (a) The Transfer of a Unit in accordance with this Agreement shall be effective as of the date of such Transfer (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Net Profits, Net Losses and other items of the Company shall be allocated between the transferor and the transferee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made on or after such date shall be paid to the Assignee. (b) Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the Transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the Assignee’s Units (including the obligation to make Capital Contributions on account of such Units). Section 10.06 Assignor’s Rights and Obligations. Any Member who shall Transfer any Unit in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Section 6.07 and 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (i) such Transferring Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units in the Company from any liability of such Member to the Company with respect to such Units that may exist as of the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the Other Agreements with the Company. 49

Section 10.07 Overriding Provisions. (a) Any Transfer or attempted Transfer of any Units in violation of this Agreement (including any prohibited indirect Transfers) shall be, to the fullest extent permitted by applicable Law, null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Agreement shall not become a Member and shall not have any other rights in or with respect to any rights of a Member of the Company with respect to the applicable Units. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this Article X. (b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would: (i) result in the violation of the Securities Act, or any other applicable federal, state or foreign Laws; (ii) cause the Company to be required to register under the Investment Company Act; (iii) in the reasonable determination of the Manager, be or result in a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any obligation under any Credit Agreement to which the Company or the Manager is a party; provided that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager; (iv) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors); (v) be a Transfer to a Competitor; (vi) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or any successor provision thereto under the Code; or (vii) result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704- 1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)). (c) Notwithstanding anything contained herein to the contrary, in no event shall any Member that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code Transfer any Units (including, for the avoidance of doubt, in connection with a Redemption or a Direct Exchange), unless such Member and the transferee have delivered to the Company, in respect of the relevant Transfer (or Redemption or Direct Exchange, as applicable), written evidence that all required withholding under Section 1446(f) of the Code will have been done and duly remitted to the applicable Governmental Entity or duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding; provided, that the Company shall cooperate in the manner set forth in Section 11.07(a) with any reasonable requests from such Member for certifications or other information from the Company in connection with satisfying this Section 10.07(c) prior to the relevant Transfer (or Redemption or Direct Exchange, as applicable). 50

Section 10.08 Spousal Consent. In connection with the execution and delivery of this Agreement, any Member who is a natural person will deliver to the Company an executed consent from such Member’s spouse (if any) in the form of Exhibit B-1 attached hereto or a Member’s spouse confirmation of separate property in the form of Exhibit B-2 attached hereto. If, at any time subsequent to the date of this Agreement such Member becomes legally married (whether in the first instance or to a different spouse), such Member shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit B-1 or Exhibit B-2 attached hereto. Such Member’s non-delivery to the Company of an executed consent in the form of Exhibit B-1 or Exhibit B-2 at any time shall constitute such Member’s continuing representation and warranty that such Member is not legally married as of such date. Section 10.09 Certain Transactions with respect to the Corporation. (a) In connection with a Change of Control Transaction, the Manager shall have the right, in its sole discretion, to require each Member (other than the Corporation and its Subsidiaries) to effect a Redemption of all or a portion of such Member’s Common Units together with an equal number of shares of Class B Common Stock or Class C Common Stock, as applicable, pursuant to which such Common Units and such shares of Class B Common Stock or Class C Common Stock, as applicable, will be exchanged for shares of Class A Common Stock (or economically equivalent cash or securities of a successor entity) in accordance with the Redemption provisions of Article XI, mutatis mutandis (applied for this purpose as if the Corporation had delivered an Election Notice that specified a Share Settlement with respect to such Redemption) and otherwise in accordance with this Section 10.09(a). Any such Redemption pursuant to this Section 10.09(a) shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Redemption pursuant to this Section 10.09(a), the “Change of Control Date”). In the event the Manager so requires as set forth in the preceding sentence, from and after the Change of Control Date, (i) the Common Units and any shares of Class B Common Stock and Class C Common Stock, as applicable, subject to such Redemption shall be deemed to be transferred to the Corporation on the Change of Control Date and (ii) each such Member shall cease to have any rights with respect to the Units and any shares of Class B Common Stock and Class C Common Stock, as applicable, subject to such Redemption (other than the right to receive shares of Class A Common Stock (or economically equivalent cash or Equity Securities in a successor entity) pursuant to such Redemption). In the event the Manager desires to initiate the provisions of this Section 10.09, the Manager shall provide written notice of an expected Change of Control Transaction to all Members within the earlier of (x) five (5) Business Days following the execution of a definitive agreement with respect to such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to applicable Law, including the date of execution of such definitive agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Member on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Members shall take all actions reasonably requested by the Corporation to effect such Redemption, including taking any action and delivering any document required pursuant to this Section 10.09(a) to effect such Redemption. (b) In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Class A Common Stock (a “Corporation Offer”) is proposed by the Corporation or is proposed to the Corporation or its stockholders and approved by the Corporate Board or is otherwise effected or to be effected with the consent or approval of the Corporate Board, the Manager shall provide written notice of the Corporation Offer to all Members within the earlier of (i) five (5) Business Days following the execution of a definitive agreement (if applicable) with respect to, or the commencement of (if applicable), such Corporation Offer and (ii) ten (10) Business Days before the proposed date upon which the Corporation Offer is to be effected, including in such notice such information as may reasonably describe the Corporation Offer, subject to applicable Law, including the date of execution of such definitive agreement (if applicable) or of such commencement (if applicable), the material terms of such Corporation Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the Corporation Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Corporation Offer, and the number of Common Units (and the corresponding shares of Class B Common Stock and Class C Common Stock, as applicable) held by such Member that is applicable to such Corporation Offer. The Members (other than the Corporation and its Subsidiaries) shall be permitted to participate in such Corporation Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Corporation Offer (and that is contingent upon consummation of such offer), and shall include such information necessary for consummation of such offer as requested by the Corporation. In the case of any Corporation Offer that was initially proposed by the Corporation, the Corporation shall use reasonable best efforts to enable and permit the Members (other than the Corporation and its Subsidiaries) to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock, and to enable such Members to participate in such transaction without being required to exchange Common Units or shares of Class B Common Stock or Class C Common Stock, as applicable, prior to the consummation of such transaction. For the avoidance of doubt, in no event shall the Members be entitled to receive in such Corporation Offer aggregate consideration for each Common Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Corporation Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration). 51

(c) In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Corporation Offer, the provisions of Section 10.09(a) shall take precedence over the provisions of Section 10.09(b) with respect to such transaction, and the provisions of Section 10.09(b) shall be subordinate to provisions of Section 10.09(a), and may only be triggered if the Manager elects to waive the provisions of Section 10.09(a). ARTICLE XI. REDEMPTION AND DIRECT EXCHANGE RIGHTS Section 11.01 Redemption Right of a Member. (a) Each Member (other than the Corporation and its Subsidiaries) and each LLC Optionee (in connection with its exercise of an LLC Option), from and after the date hereof, shall be entitled to cause the Company to redeem (a “Redemption”) its Common Units (excluding, for the avoidance of doubt, any Common Units that are subject to vesting conditions) in whole or in part (the “Redemption Right”); provided, however, that the Redemption is for at least the Minimum Redemption Number; provided, further, that in the case of a Restricted Fiscal Year such Member may only exercise its Redemption Right on the Quarterly Redemption Date. A Member or LLC Optionee desiring to exercise its Redemption Right (each, a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Corporation. The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, (i) not less than five (5) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice for a Redemption that occurs in a taxable year that is not a Restricted Fiscal Year or (ii) for a Quarterly Redemption Date for any Redemption that occurs in a Restricted Fiscal Year not less than sixty (60) days after delivery of the applicable Redemption Notice (unless and to the extent that the Manager in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided, however, that, the Company, the Corporation and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided, further, that in the event the Corporation elects a Share Settlement, the Redemption may be conditioned (including as to timing) by the Redeeming Member on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Subject to Section 11.03 and unless the Redeeming Member timely has delivered a Retraction Notice as provided in Section 11.01(c) or has revoked or delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date): (i) solely in the case of an LLC Optionee, the Redeeming Member shall have completed its exercised of an LLC Option for a corresponding number of Common Units subject to the Redemption Notice; (ii) the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances (x) the Redeemed Units to the Company (including any certificates representing the Redeemed Units if they are certificated) (which in the case of an LLC Optionee will be deemed to be delivered by the Company in lieu of delivery of the Common Units underlying the LLC Option to the LLC Optionee), and (y) in the case of a Member, a number of shares of Class B Common Stock or Class C Common Stock, as applicable (together with any Corresponding Rights), equal to the number of Redeemed Units to the Corporation, to the extent applicable; 52

(iii) the Company shall (x) cancel the Redeemed Units and (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b), and (z) if the Common Units are certificated in accordance with Section 3.06, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (ii) of this Section 11.01(a) and the Redeemed Units; and (iv) the Corporation shall cancel and retire for no consideration the shares of Class B Common Stock or Class C Common Stock, as applicable (together with any Corresponding Rights), that were Transferred to the Corporation pursuant to Section 11.01(a)(ii)(y) above. (b) The Corporation shall have the option (as determined solely by the Disinterested Majority) as provided in Section 11.02 to elect to have the Redeemed Units be redeemed in consideration for either a Share Settlement or a Cash Settlement; provided, for the avoidance of doubt, that the Corporation may elect to have the Redeemed Units be redeemed in consideration for a Cash Settlement only to the extent that the Corporation has cash available in an amount equal to at least the Redeemed Units Equivalent, which cash was received from a Qualified Offering. The Corporation shall give written notice (the “Election Notice”) to the Company (with a copy to the Redeeming Member) of such election within three (3) Business Days of receiving the Redemption Notice; provided, that if the Corporation does not timely deliver an Election Notice, the Corporation shall be deemed to have elected the Share Settlement method (subject to the limitations set forth above). (c) In the event the Corporation elects the Cash Settlement in connection with a Redemption, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to the Corporation) within three (3) Business Days of delivery of the Election Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and the Corporation’s rights and obligations under this Section 11.01 arising from the related Redemption Notice. (d) In the event the Corporation elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; 53

(ii) the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; (iii) the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption; (iv) the Redeeming Member is in possession of any material non-public information concerning the Corporation, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and the Corporation does not permit disclosure of such information); (v) any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; (viii) the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such Redemption pursuant to an effective registration statement; or (ix) the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period. If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.01(d), the Redemption Date shall occur on the fifth (5t h) Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeeming Member may agree in writing). (e) The number of shares of Class A Common Stock (or Redeemed Units Equivalent, if applicable) (together with any Corresponding Rights) applicable to any Share Settlement or Cash Settlement shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Member (other than an LLC Optionee) shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member Transferred and surrendered the Redeemed Units to the Company prior to such date; provided, further, however, that a Redeeming Member shall be entitled to receive any and all Tax Distributions that such Redeeming Member otherwise would have received in respect of income allocated to such Member for the portion of any Fiscal Year irrespective of whether such Tax Distribution(s) are declared or made after the Redemption Date. 54

(f) In the case of a Share Settlement, in the event a reclassification or other similar transaction occurs following delivery of a Redemption Notice, but prior to the Redemption Date, as a result of which shares of Class A Common Stock are converted into another security, then a Redeeming Member shall be entitled to receive the amount of such other security (and, if applicable, any Corresponding Rights) that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction. (g) Notwithstanding anything to the contrary contained herein, neither the Company nor the Corporation shall be obligated to effectuate a Redemption if such Redemption could (as determined in the sole discretion of the Manager) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provisions of the Code. (h) Notwithstanding anything to the contrary contained herein, neither the Company nor the Corporation shall be obligated to effectuate a Redemption during a Restricted Fiscal Year if the Company reasonably expects that following such Redemption, more than 10% of the outstanding Common Units (determined without reference to the Corporation’s Common Units) will be considered transferred during such Restricted Fiscal Year for purposes of Treasury Regulation Section 1.7704-1(f)(3)). (i) In the event that (i) the Members (other than the Corporation) beneficially own, in the aggregate, less than 5% of the then outstanding Units and (ii) the Class A Common Stock is then listed on the Stock Exchange or is listed or admitted to trading on another principal national securities exchange, the Corporation shall have the right, in its sole discretion, to require all Members (other than the Corporation) to effect a Redemption of all, but not less than all, of the Units held by such Members (together with the surrender and delivery of the same number of shares of Class B Common Stock or Class C Common Stock, as applicable); provided, however, that a Cash Settlement shall not be permitted pursuant to such a Redemption under this Section 11.01(i). The Corporation shall deliver written notice to the Company and all of the other Members of its intention to exercise its Redemption Right pursuant to this Section 11.01(i) (a “Minority Member Redemption Notice”) at least five (5) Business Days prior to the proposed date upon which such Redemption is to be effected (such proposed date, the “Minority Member Redemption Date”), indicating in such notice the number of Common Units (and corresponding number of shares of Class B Common Stock or Class C Common Stock, as applicable) held by such Member that the Corporation intends to require to be subject to such Redemption. Any Redemption pursuant to this Section 11.01(i) shall be effective on the Minority Member Redemption Date. Following delivery of a Minority Member Redemption Notice and on or prior to the Minority Member Redemption Date, the Members shall take all actions reasonably requested by the Corporation to effect such Redemption, including taking any action and delivering any document required pursuant to this Section 11.01(i) to effect a Redemption. Notwithstanding the foregoing, the Corporation will only have the right to deliver a Minority Member Redemption Notice if (x) there is an active shelf registration statement in effect with respect to all of such Member’s Common Units subject to Redemption pursuant to a given Minority Member Redemption Notice, and (y) the Class A Common Stock issuable to such Member shall not be subject to any lockup or other restrictions on transfer. 55

Section 11.02 Election and Contribution of the Corporation. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(c), or has revoked or delayed a Redemption as provided in Sections 11.01(d), subject to Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make a Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement, as determined by the Corporation in accordance with Section 11.01(b)), and (ii) the Company shall issue to the Corporation a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, but subject to Section 11.03, in the event that the Corporation elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the Redeemed Units Equivalent with respect to such Cash Settlement, which in no event shall exceed the amount actually paid by the Company to the Redeeming Member as the Cash Settlement. The timely delivery of a Retraction Notice shall terminate all of the Company’s and the Corporation’s rights and obligations under this Section 11.02 arising from the Redemption Notice. Section 11.03 Direct Exchange Right of the Corporation. (a) Notwithstanding anything to the contrary in this Article XI (save for the limitations set forth in Section 11.01(b) regarding the Corporation’s option to select the Share Settlement or the Cash Settlement, and without limitation to the rights of the Members under Section 11.01, including the right to revoke a Redemption Notice), the Corporation may, in its sole and absolute discretion (as determined solely by the Disinterested Majority) (subject to the limitations set forth on such discretion in Section 11.01(b)), elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and the Share Settlement or the Cash Settlement, as applicable, between the Redeeming Member and the Corporation (a “Direct Exchange”) (rather than contributing the Share Settlement or the Cash Settlement, as the case may be, to the Company in accordance with Section 11.02 for purposes of the Company redeeming the Redeemed Units from the Redeeming Member in consideration of the Share Settlement or the Cash Settlement, as applicable). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units. (b) The Corporation may, at any time prior to a Redemption Date (including after delivery of an Election Notice pursuant to Section 11.01(b)), deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in Section 11.01(b) and does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided, that any such revocation does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Redeemed Units that would have otherwise been subject to a Redemption. (c) Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice and as follows: (i) solely in the case of an LLC Optionee, the Redeeming Member shall have completed its exercised of an LLC Option for a corresponding number of Common Units subject to the Redemption Notice; 56

(ii) the Redeeming Member shall transfer and surrender, free and clear of all liens and encumbrances (x) the Redeemed Units (which in the case of an LLC Optionee will be deemed to be delivered by the Company in lieu of delivery of the Common Units underlying the LLC Option to the LLC Optionee), and (y) with respect to a Member, a number of shares of Class B Common Stock or Class C Common Stock, as applicable (together with any Corresponding Rights), equal to the number of Redeemed Units, to the extent applicable, in each case, to the Corporation; (iii) the Corporation shall (x) pay to the Redeeming Member the Share Settlement or the Cash Settlement, as applicable, and (y) cancel and retire for no consideration the shares of Class B Common Stock or Class C Common Stock, as applicable (together with any Corresponding Rights), that were Transferred to the Corporation pursuant to Section 11.03(c)(i)(y) above; and (iv) the Company shall (x) register the Corporation as the owner of the Redeemed Units and (y) if the Common Units are certificated, issue to the Redeeming Member a certificate for a number of Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to Section 11.03(c)(i)(x) and the Redeemed Units, and issue to the Corporation a certificate for the number of Redeemed Units. Section 11.04 Reservation of shares of Class A Common Stock; Listing; Certificate of the Corporation. At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Share Settlement in connection with a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Share Settlement pursuant to a Redemption or Direct Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Share Settlement pursuant to a Redemption or Direct Exchange by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of the Corporation) or by way of Cash Settlement. The Corporation shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Share Settlement pursuant to a Redemption or Direct Exchange to the extent a registration statement is effective and available with respect to such shares. The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Share Settlement pursuant to a Redemption or Direct Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Share Settlement pursuant to a Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all shares of Class A Common Stock issued in connection with a Share Settlement pursuant to a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non- assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with any corresponding provisions of the Corporation’s certificate of incorporation (if any). Section 11.05 Effect of Exercise of Redemption or Direct Exchange. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange by a Member or an LLC Optionee (to the extent of such LLC Optionee’s rights to exercise LLC Options and the related Redemption Right) and all rights set forth herein shall continue in effect with respect to the remaining Members and, to the extent the Redeeming Member has any remaining Units following such Redemption or Direct Exchange, the Redeeming Member. No Redemption or Direct Exchange shall relieve a Redeeming Member of any prior breach of this Agreement by such Redeeming Member. 57

Section 11.06 Termination of Rights of LLC Optionees. With respect to each LLC Optionee, all rights of such Person to exercise a Redemption Right hereunder pursuant to Article XI or to become a Member hereunder pursuant to Article XII, and all other rights afforded such Person hereunder in his or her capacity as an LLC Optionee, shall automatically terminate upon the expiration, forfeiture, other cancellation or termination of all LLC Options awarded by the Company to such Person, in each case in accordance with such LLC Option’s terms, and upon such expiration, forfeiture, other cancellation or termination of all LLC Options of such Person, such Person shall cease to be an LLC Optionee hereunder. Section 11.07 Tax Treatment. (a) In connection with any Redemption or Direct Exchange, the Redeeming Member shall, to the extent it is legally entitled to deliver such form, deliver to the Manager or the Company, as applicable, a certificate, dated as of the Redemption Date, in a form reasonably acceptable to the Manager or the Company, as applicable, certifying as to such Redeeming Member’s taxpayer identification number and that such Redeeming Member is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an IRS Form W-9 if then sufficient for such purposes under applicable Law) (such certificate a “Non-Foreign Person Certificate”). If a Redeeming Member is unable to provide a Non-Foreign Person Certificate in connection with a Redemption or a Direct Exchange, then (i) such Redeeming Member and the Company shall cooperate to provide any other certification or determination described in Treasury Regulations Sections 1.1446(f)-2(b) and 1.1446(f)-2(c) or otherwise permitted under applicable Law at the time of such Redemption or Direct Exchange, and the Manager or the Company, as applicable, shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange to the extent required under Section 1446(f) of the Code and Treasury Regulations thereunder after taking into account the certificate or other determination provided pursuant this sentence and (ii) upon request of the Redeeming Member and to the extent permitted under applicable Law, the Company shall deliver a certificate pursuant to Treasury Regulations Section 1.1445-11T(d)(2) certifying that fifty percent (50%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” (as used in Treasury Regulations Section 1.1445- 11T), or that ninety percent (90%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” plus “cash or cash equivalents” (as used in Treasury Regulations Section 1.1445-11T); provided, that if the Company is not legally entitled to provide the certificate described in clause (ii), the Corporation shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange to the extent required under Section 1445 of the Code and Treasury Regulations. (b) Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange of a Share Settlement or a Cash Settlement, as applicable, on the one hand, and the Redeemed Units, on the other hand, between the Corporation and the Redeeming Member for U.S. federal and applicable state and local income tax purposes. ARTICLE XII. ADMISSION OF MEMBERS Section 12.01 Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Unit hereunder, the Permitted Transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company, including the Schedule of Members. Section 12.02 Additional Members. Subject to the provisions of Article X hereof, any Person that is not a Member as of the Effective Time may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) duly executed Joinder and counterparts to any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as may reasonably be requested by the Manager). Such admission shall become effective on the date on which the Manager determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company, including the Schedule of Members. 58

ARTICLE XIII. WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS Section 13.01 Withdrawal and Resignation of Members. Except in the event of Transfers pursuant to Section 10.06, Redemptions and Direct Exchanges pursuant to Article XI and the Manager’s right to resign pursuant to Section 6.03, no Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member. ARTICLE XIV. DISSOLUTION AND LIQUIDATION Section 14.01 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal, removal, dissolution, bankruptcy or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon (a “Liquidating Event”): (a) the decision of the Manager together with the written approval of the Members holding a majority of the Units then outstanding to dissolve the Company (excluding for purposes of such calculation the Corporation and all Units held directly or indirectly by it); (b) a dissolution of the Company under Section 18-801(4) of the Delaware Act, unless the Company is continued without dissolution pursuant thereto; or (c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act. Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not in and of itself cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement. Section 14.02 Winding up. Subject to Section 14.05, on dissolution of the Company, the Manager (or in the event that there is no Manager or the Manager is in bankruptcy, any Person selected by the majority of Members) shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee (each such Person, a “Liquidator”). The Liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an expense of the Company. Until final distribution, the Liquidator shall, to the fullest extent permitted by applicable Law, continue to operate the properties of the Company with all of the power and authority of the Manager, provided, that the Company shall engage in no further business except as may be necessary to preserve the value of the Company’s assets during the period of dissolution and liquidation. The steps to be accomplished by the Liquidator are as follows: (a) as promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable; 59

(b) the Liquidator shall pay, satisfy or discharge from the Company’s funds, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional and unmatured liabilities in such amount and for such term as the Liquidator may reasonably determine) the following: first, all expenses incurred in connection with the liquidation; second, all of the debts, liabilities and obligations of the Company owed to creditors other than the Members; and third, all of the debts, liabilities and obligations of the Company owed to the Members (other than any payments or distributions owed to such Members in their capacity as Members pursuant to this Agreement); and following any payments pursuant to the foregoing Section 14.02(b), (c) all remaining assets of the Company shall be distributed (i) to the Series A Preferred Units an amount equal to the greater of (A) the Accrued Value per Series A Preferred Unit and (B) the amount that such Member would have been entitled to receive if all of such Member’s Series A Preferred Units were converted into Common Units (at the Conversion Price then in effect) immediately prior to such liquidation, winding up or dissolution of the Company (regardless of whether the Series A Preferred Unit is then convertible pursuant to the terms hereof) (“Series A Liquidation Value”), and (ii) the balance to the Members, pro rata in proportion to their respective Common Units. The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below shall constitute a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all of the Company’s property and shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds. Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the Liquidator may, in its sole discretion and the fullest extent permitted by applicable Law, defer for a reasonable time the liquidation of any assets except those necessary to satisfy the Company’s liabilities (other than loans to the Company by any Member(s)) and reserves. Subject to the order of priorities set forth in Section 14.02, the Liquidator may, in its sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining assets in-kind of the Company in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such assets of the Company or (c) a combination of the foregoing. Any such Distributions in- kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the Liquidator deems reasonable and equitable and(z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any assets of the Company distributed in kind will first be written up or down to their Fair Market Value, thus creating Net Profit or Net Loss (if any), which shall be allocated in accordance with Article V. The Liquidator shall determine the Fair Market Value of any property (other than cash) distributed. 60

Section 14.04 Cancellation of Certificate. On completion of the winding up of the Company as provided herein, the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation of the Certificate with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that should be canceled and take such other actions as may be necessary to terminate the existence of the Company. The Company shall continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04. Section 14.05 Reasonable Time for Winding Up. A reasonable time, but in no event more than one (1) year, shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up. Section 14.06 Return of Capital. The Liquidator shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from assets of the Company). ARTICLE XV. GENERAL PROVISIONS Section 15.01 Power of Attorney. (a) Each Member hereby constitutes and appoints the Manager (or the Liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in- fact, with full power and authority in his, her or its name, place and stead, to: (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof that the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments that the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents that the Manager deems appropriate or necessary to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, substitution or resignation of any Member pursuant to Article XII or Article XIII; and (ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, to effectuate the terms of this Agreement. (b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his, her or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives. 61

Section 15.02 Confidentiality. (a) Each of the Members (other than the Corporation) agrees to hold the Company’s Confidential Information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes all information concerning the Corporation, the Company or their respective Subsidiaries, in whatever form, whether written, electronic or oral, including, but not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Corporation’s and/or the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which either the Corporation or the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Corporation’s and/or Company’s business. With respect to each Member, Confidential Information does not include information or material that: (a) is, or becomes, generally available to the public other than as a direct or indirect result of a disclosure by such Member or its Affiliates or representatives; (b) is, or becomes, available to such Member from a source other than the Corporation, the Company or their respective representatives, provided that such source is not, and was not, known to such Member to be bound by a confidentiality agreement with, or any other contractual, fiduciary or other legal obligation of confidentiality to, the Corporation, the Company or any of their respective Affiliates or representatives; (c) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or of the Corporation, or any other officer designated by the Manager; or (d) is or becomes independently developed by such Member or its respective representatives without use of or reference to the Confidential Information. (b) Solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such Member is required to keep the Confidential Information confidential; provided, that such Member shall remain liable with respect to any breach of this Section 15.02 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents (as if such Persons were party to this Agreement for purposes of this Section 15.02). (c) Notwithstanding Section 15.02(a) or Section 15.02(b), each of the Members may disclose Confidential Information (i) to the extent that such Member is required by Law (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) for purposes of reporting to its stockholders and direct and indirect equity holders (each of whom are bound by customary confidentiality obligations) the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards; or (iii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Units held by such Member (provided, in each case, that such Member determines in good faith that such prospective purchaser would be a Permitted Transferee), or a prospective merger partner of such Member (provided, that (i) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (ii) each Member will be liable for any breaches of this Section 15.02 by any such Persons (as if such Persons were party to this Agreement for purposes of this Section 15.02)). Notwithstanding any of the foregoing, nothing in this Section 15.02 will restrict in any manner the ability of the Corporation to comply with its disclosure obligations under Law, and the extent to which any Confidential Information is necessary or desirable to disclose. 62

Section 15.03 Amendments. Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified (including by means of merger, consolidation or other business combination to which the Company is a party) upon the prior written consent of the Manager, together with the prior written consent of the holders of a majority of the Units then outstanding (excluding all Units held directly or indirectly by the Corporation); provided, that no alteration, modification or amendment shall be effective until written notice has been provided to the Members. Notwithstanding the foregoing, no amendment or modification: (a) to this Section 15.03 may be made without the prior written consent of the Manager and each of the Members; (b) to any of the terms and conditions of this Agreement, which terms and conditions expressly require the approval or action of certain Persons, may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; and (c) to any of the terms and conditions of this Agreement which would (A) reduce the amounts distributable to a Member pursuant to Articles IV and XIV in a manner that is not pro rata with respect to all Members, (B) modify the limited liability of any Member or increase the liabilities of such Member hereunder, (C) otherwise materially and adversely affect a holder of Units in a manner materially disproportionate to any other holder of Units or remove a right or privilege granted to a Member (other than amendments, modifications and waivers necessary to implement the provisions of Article XII) or (D) alter or change any rights, preferences or privileges of any Units in a manner that is different or prejudicial relative to any other Units in the same class of Unit or materially and adversely affect the rights of any Member under Article XI, shall be effective against such affected Member or holder of Units, as the case may be, without the prior written consent of such Member or holder of Units, as the case may be. Notwithstanding any of the foregoing, the Manager may make any amendment to this Agreement (including Schedule 2) (i) of an administrative nature that is necessary in order to implement the substantive provisions hereof, without the consent of any other Member; provided, that any such amendment does not otherwise contradict Section 15.03(c), or (ii) to reflect any changes to the Units, including the admission of new Members, Transfers of Units, or the issuance of any other capital stock of the Corporation, in each case, in accordance with the terms of this Agreement. Section 15.04 Title to Company Assets. Company assets shall be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member. 63

Section 15.05 Addresses and Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice): To the Company: Intuitive Machines, LLC 3700 Bay Area Blvd. Houston, TX 77058 Attention: Steve Altemus Email: steve@intuitivemachines.com with a copy (which copy shall not constitute notice) to: Latham & Watkins LLP 555 Eleventh Street, NW, Suite 1000 Washington, D.C. 20004-1304 Attn: Rachel W. Sheridan; Nick S. Dhesi Email: rachel.sheridan@lw.com; ramnik.dhesi@lw.com To the Corporation: Intuitive Machines, Inc. 3700 Bay Area Blvd. Houston, TX 77058 Attention: Steve Altemus Email: steve@intuitivemachines.com with a copy (which copy shall not constitute notice) to: Latham & Watkins LLP 555 Eleventh Street, NW, Suite 1000 Washington, D.C. 20004-1304 Attn: Rachel W. Sheridan; Nick S. Dhesi Email: rachel.sheridan@lw.com; ramnik.dhesi@lw.com To the Members, as set forth on Schedule 2. Section 15.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. Section 15.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Net Profits and Net Losses, Distributions, capital or property of the Company other than as a secured creditor. 64

Section 15.08 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided. Section 15.09 Counterparts. This Agreement and any amendments hereto may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. Section 15.10 Applicable Law; Jurisdiction. This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be heard in the state or federal courts of the State of Delaware, and the parties hereby (i) consent to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and (i) submit to the exclusive jurisdiction of each such court in any such proceeding or action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agree that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and (iv) agree not to bring any proceeding or action arising out of or relating to this Agreement or the matters contemplated hereby in any other court. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT) AND SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. WITHOUT LIMITING THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS REFERRED TO IN Section 15.05 (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT), TOGETHER WITH WRITTEN NOTICE OF SUCH SERVICE TO SUCH PARTY, SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY. Section 15.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. Section 15.12 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement. 65

Section 15.13 Execution and Delivery by Electronic Signature and Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby or entered into by the Company in accordance herewith, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic signature and/or electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic signature or electronic transmission to execute and/or deliver a document or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense. Section 15.14 Right of Offset. Whenever the Company or the Corporation is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company or the Corporation that are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 15.14. Section 15.15 Entire Agreement. This Agreement, those documents expressly referred to herein (including the Registration Rights Agreement and the Tax Receivable Agreement), any indemnity agreements entered into in connection with the A&R LLC Agreement with any member of the board of directors at that time and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the A&R LLC Agreement is superseded in its entirety by this Agreement as of the Effective Time and shall be of no further force and effect thereafter, except to the extent reference thereto is contemplated in this Agreement, and only for such limited purposes as stated herein. Section 15.16 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law. Section 15.17 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. Each of the parties hereto agrees that they have been represented by independent counsel of its own choice during the negotiation and execution of this Agreement and the parties hereto and their counsel have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. 66

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first written above. COMPANY: INTUITIVE MACHINES, LLC By: /s/ Stephen J. Altemus Name: Stephen J. Altemus Title: President & CEO [Signature Page to Second Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first written above. MANAGER: INTUITIVE MACHINES, INC. By: /s/ Stephen J. Altemus Name: Stephen J. Altemus Title: Chief Executive Officer [Signature Page to Second Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first written above. MEMBERS: /s/ Kamal S. Ghaffarian Kamal S. Ghaffarian /s/ Stephen J. Altemus Stephen J. Altemus, as Co-Trustee of the Stephen and Brunella Altemus Living Trust /s/ Brunella Altemus Brunella Altemus, as Co-Trustee of the Stephen and Brunella Altemus Living Trust /s/ Timothy P. Crain, II Timothy P. Crain, II /s/ Jacob Killelea Jacob Killelea /s/ Jack Fischer Jack Fischer /s/ Michael Kalontarov Michael Kalontarov /s/ Donnie Hicks Donnie Hicks /s/ Breanne McNerney Breanne McNerney /s/ Matthew Ashmore Matthew Ashmore /s/ Jonathan Kraeuter Jonathan Kraeuter GM ENTERPRISES, LLC /s/ Matthew Yetman By: Matthew Yetman Title: Manager INTUITIVE MACHINES KG PARENT, LLC /s/ Matthew Yetman By: Matthew Yetman Title: Manager [Signature Page to Second Amended and Restated Limited Liability Company Agreement]

SCHEDULE 1 SCHEDULE OF PRE-TRANSACTION MEMBERS MEMBER CLASS A UNITS CLASS B UNITS Kamal S. Ghaffarian 69,603,517 0 Intuitive Machines KG Parent, LLC 2,417,088 0 GM Enterprises, LLC 3,513,395 0 Stephen J. Altemus, as Co-Trustee of the Stephen and Brunella Altemus Living Trust 28,755,000 0 Timothy P. Crain, II 18,211,000 0 Matthew Ashmore 0 7,500 Jack Fischer 0 4,000 Donnie Hicks II 0 1,500 Michael Kalontarov 0 1,000 Jacob Killelea 0 500 Jonathan Kraeuter 0 7,500 Breanne McNerney 0 5,000 TOTAL 122,500,000 27,000

SCHEDULE 2* SCHEDULE OF MEMBERS MEMBER NAME CLASS B COMMON STOCK CLASS C COMMON STOCK CONTACT INFORMATION FOR NOTICE Kamal S. Ghaffarian 38,716,709 801 Thompson Avenue Rockville, Maryland 20852 240-216-1199 Attention: Matthew Yetman Email: matt@ibx-llc.com Intuitive Machines KG Parent, LLC 1,344,496 801 Thompson Avenue Rockville, Maryland 20852 240-216-1199 Attention: Matthew Yetman Email: matt@ibx-llc.com GM Enterprises, LLC 1,954,313 801 Thompson Avenue Rockville, Maryland 20852 240-216-1199 Attention: Matthew Yetman Email: matt@ibx-llc.com Stephen J. Altemus and Brunella Altemus, as Co- Trustees of the Stephen and Brunella Altemus Living Trust 15,994,866 4403 N. Pine Brook Way Houston, Texas 77059 832-707-2004 Attention: Stephen J. Altemus Email: steve@intuitivemachines.com

| | | | |
|---|---|---|---|
| **Timothy P. Crain, II** | | 10,129,804 | 4218 Manorfield Drive<br>Seabrook, Texas 77586<br>713-703-6186<br>Attention: Timothy P. Crain, II<br>Email: tim@intuitivemachines.com |
| **Matthew Ashmore** | 4,171 | | 2892 Florence Road<br>Woodbine, Maryland 21797<br>410-299-8862<br>Attention: Matthew Ashmore<br>Email: mashmore@intuitivemachines.com |
| **Jack Fischer** | 2,224 | | 13814 Bellwick Valley<br>Lane Houston, Texas 77059<br>720-487-0443<br>Attention: Jack Fischer<br>Email: jfischer@intuitivemachines.com |
| **Donnie Hicks II^** | 834 | | 429 Sandy Ridge<br>Drive League City,<br>Texas 77573<br>832-386-9077<br>Attention: Donnie Hicks II<br>Email: dhicks@intuitivemachines.com |
| **Michael Kalontarov^** | 556 | | 9607 Greenwillow St<br>Houston, TX 77096<br>917-683-7285<br>Attention: Michael Kalontarov<br>Email: mkalontarov@intuitivemachines.com |
| **Jacob Killelea^** | 278 | | 861 Cambridge Avenue<br>Menlo Park, California 94025<br>650-305-9455<br>Attention: Jacob Killelea<br>Email: jkillelea344@gmail.com |

Jonathan Kraeuter 4,171 6005 Virlona Avenue Elkridge, Maryland 21075 410-796-6755 Attention: Jonathan Kraeuter Email: jkraeuter@intuitivemachines.com Breanne McNerney^ 2,781 4423 MacWorth Place Nottingham, Maryland 21236 609-744-8325 Attention: Breanne McNerney Email: bmcnerney@intuitivemachines.com Total 15,015 68,140,188 ^ REFLECTS SHARES TO WHICH THE HOLDER WILL BE ENTITLED AS OF CLOSING PURSUANT TO THE BUSINESS COMBINATION AGREEMENT BUT THAT WILL NOT BE ISSUED TO SUCH PERSON UPON CLOSING AS A RESULT OF APPLICABLE SECURITIES LAWS. * THIS SCHEDULE OF MEMBERS SHALL BE UPDATED FROM TIME TO TIME IN ACCORDANCE WITH THIS AGREEMENT, INCLUDING TO REFLECT ANY ADJUSTMENT WITH RESPECT TO ANY SUBDIVISION (BY UNIT SPLIT OR OTHERWISE) OR ANY COMBINATION (BY REVERSE UNIT SPLIT OR OTHERWISE) OF ANY OUTSTANDING UNITS, OR TO REFLECT ANY ADDITIONAL ISSUANCES OF UNITS PURSUANT TO THIS AGREEMENT.

**SCHEDULE 3**

**UNVESTED EARN OUT UNITS**

| MEMBER | VESTING EVENT I EARN OUT UNITS | VESTING EVENT II-A EARN OUT UNITS | VESTING EVENT II-B EARN OUT UNITS | VESTING EVENT III EARN OUT UNITS |
|---|---|---|---|---|
| Kamal S. Ghaffarian | 1,420,480 | 2,840,960 | 4,261,440 | 1,420,480 |
| Intuitive Machines KG Parent, LLC | 49,328.25 | 98,656.50 | 147,985 | 49,328.25 |
| GM Enterprises, LLC | 71,702 | 143,404 | 215,105.75 | 71,702 |
| Stephen J. Altemus | 586,836.75 | 1,173,673.50 | 1,760,510.25 | 586,836.75 |
| Timothy P. Crain, II | 371,653 | 743,306 | 1,114,959 | 371,653 |
| **TOTAL** | **2,500,000** | **5,000,000** | **7,500,000** | **2,500,000** |

**SCHEDULE 4**

**ORIGINAL LLC OPTIONEES**

| ORIGINAL LLC OPTIONEE | LLC OPTIONS: CURRENT VESTED CLASS B OPTIONS | LLC OPTIONS: CURRENT UNVESTED CLASS B OPTIONS | EXERCISE PRICE |
|---|---|---|---|
| **Melissa Allega** | 6,250 | 6,250 | $ 1.00 |
| **Matthew Ashmore** | - | 30,000 | $ 1.00 |
| **Matthew Atwell** | 7,500 | 17,500 | $ 1.00 |
| **Brandon Belnap** | 7,500 | 17,500 | $ 1.00 |
| **James Blakeslee** | 37,500 | 37,500 | $ 1.00 |
| **Joshua Bluth** | 3,750 | 8,750 | $ 1.00 |
| **Zachary Bluth** | 3,750 | 8,750 | $ 1.00 |
| **David Bussey** | - | 100,000 | $ 4.80 |
| **Brian Butcher** | 25,000 | 25,000 | $ 1.00 |
| **Robin Campbell** | 500 | 2,000 | $ 1.00 |
| **Michael Cortina** | 5,000 | 20,000 | $ 1.00 |
| **Gary Crenek** | 18,750 | 18,750 | $ 1.00 |
| **Nathaniel Eckert** | 500 | 2,000 | $ 1.00 |
| **Karl Finger** | 1,000 | 4,000 | $ 1.00 |
| **Jack Fischer** | 36,000 | 160,000 | $ 1.00 |
| **Ryan Franz** | 1,500 | 3,500 | $ 1.00 |

| | | | | |
|---|---|---|---|---|
| **Robert Garamillo Jr.** | 500 | 2,000 | $ | 1.00 |
| **Tyler Gilliland** | 6,250 | 6,250 | $ | 1.00 |
| **Marc Granson** | - | 100,000 | $ | 4.80 |
| **John Graves** | 2,500 | 10,000 | $ | 1.00 |
| **Gregory Hall** | 6,250 | 6,250 | $ | 1.00 |
| **Michael Hansen** | 2,500 | 10,000 | $ | 1.00 |
| **Jason Hartmann** | 6,250 | 6,250 | $ | 1.00 |
| **Douglas Hawk** | 5,000 | 20,000 | $ | 1.00 |
| **Donnie Hicks II** | - | 3,500 | $ | 1.00 |
| **John Hill** | 500 | 2,000 | $ | 1.00 |
| **Lillian Hong** | 500 | 2,000 | $ | 1.00 |
| **Edward John Hovan Jr.** | - | 100,000 | $ | 4.80 |
| **Mitchell Jefferies** | 1,500 | 3,500 | $ | 1.00 |
| **David Johnson Jr.** | 10,000 | 15,000 | $ | 1.00 |
| **Wyatt Johnson** | 12,500 | 12,500 | $ | 1.00 |
| **Michael Kalontarov** | 9,000 | 15,000 | $ | 1.00 |
| **Jonathan Kraeuter** | - | 30,000 | $ | 1.00 |
| **Steven Labbe** | 60,000 | 140,000 | $ | 1.00 |
| **Brian Mader** | 1,000 | 4,000 | $ | 1.00 |

| | | | | |
|---|---|---|---|---|
| **Joshua Marshall** | 2,500 | 10,000 | $ | 1.00 |
| **Trent Martin** | 125,000 | 125,000 | $ | 1.00 |
| **Donna Mays** | 6,250 | 6,250 | $ | 1.00 |
| **Gregory McCaskill** | 7,500 | 17,500 | $ | 1.00 |
| **Peter McGrath II** | 50,000 | 200,000 | $ | 1.00 |
| **Breanne McNerney** | - | 20,000 | $ | 1.00 |
| **Morgan Melanson** | 500 | 2,000 | $ | 1.00 |
| **Giovanni Molina-Ramos** | 500 | 2,000 | $ | 1.00 |
| **James Moore** | 6,250 | 6,250 | $ | 1.00 |
| **Robert Morehead** | 30,000 | 45,000 | $ | 1.00 |
| **Dmytro Moyseyev** | 5,000 | 7,500 | $ | 1.00 |
| **Ryan Necessary** | 37,500 | 37,500 | $ | 1.00 |
| **Armando Olivas** | 1,500 | 3,500 | $ | 1.00 |
| **Michael Padgett** | 3,750 | 8,750 | $ | 1.00 |
| **Benjamin Pigg** | 500 | 2,000 | $ | 1.00 |
| **Elliot Pucek** | 1,500 | 3,500 | $ | 1.00 |
| **Carter Pytel** | 1,500 | 3,500 | $ | 1.00 |
| **David Rafferty** | - | 100,000 | $ | 4.80 |
| **Hans Raven** | 5,000 | 20,000 | $ | 1.00 |

| | | | | |
|---|---|---|---|---|
| **Jordan Reynolds** | 500 | 2,000 | $ | 1.00 |
| **Ricardo Rodriguez** | 500 | 2,000 | $ | 1.00 |
| **Anna Ronalds** | 125,000 | 125,000 | $ | 1.00 |
| **Miguel Rosales** | 2,000 | 3,000 | $ | 1.00 |
| **Arnab Roy** | 12,500 | - | $ | 1.00 |
| **Kenneth Salazar** | 2,500 | 10,000 | $ | 1.00 |
| **Mario Salazar** | 5,000 | 7,500 | $ | 1.00 |
| **Lazaro Saldana** | 500 | 2,000 | $ | 1.00 |
| **Erik Sallee** | 100,000 | 200,000 | $ | 1.00 |
| **Laura Sanchez** | 2,000 | 3,000 | $ | 1.00 |
| **Steven Seder** | 500 | 2,000 | $ | 1.00 |
| **Cyrus Shy** | 500 | 2,000 | $ | 1.00 |
| **Tomasz Sliwinski** | 25,000 | 25,000 | $ | 1.00 |
| **Jason Soloff** | - | 50,000 | $ | 4.95 |
| **Gary Spexarth** | 5,000 | 20,000 | $ | 1.00 |
| **Shaun Stewart** | 84,000 | 84,000 | $ | 1.00 |
| **Benjamin Stiegemeier** | 30,000 | 45,000 | $ | 1.00 |
| **William Tamblyn** | 18,750 | 18,750 | $ | 1.00 |
| **Demetrius Taylor** | 750 | 1,750 | $ | 1.00 |

Charles Todd IV 3,750 8,750 $ 1.00 Gregory Vajdos 5,000 7,500 $ 1.00 Steven Vontur - 100,000 $ 4.80 Lucas Ward 6,250 6,250 $ 1.00 Edwin Watts Jr. 2,500 10,000 $ 1.00 Samuel Welsh 3,750 8,750 $ 1.00 Justin Westmoreland 2,500 - $ 1.00

SCHEDULE 5 RECAPITALIZATION INSTRUMENT

Execution Version UNANIMOUS WRITTEN CONSENT OF THE MEMBERS AND UNANIMOUS WRITTEN CONSENT OF THE MANAGERS OF INTUITIVE MACHINES, LLC Recapitalization Instrument February 10, 2023 The undersigned, constituting all of the members of the Board of Managers (collectively, the “Board”) of Intuitive Machines, LLC, a Texas limited liability company (the “Company”), and all of the Class A Members, each do hereby consent, pursuant to the applicable provisions of the Texas Business Organizations Code (the “TBOC”) and the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 25, 2021, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 16, 2022 (as amended, the “A&R Operating Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the A&R Operating Agreement), to the adoption of the resolutions set forth herein and that such action be taken without a meeting pursuant to the TBOC and the A&R Operating Agreement. WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of September 16, 2022 (including the exhibits and schedules thereto, the “BCA”), by and between the Company and Inflection Point Acquisition Corp., a Cayman Islands exempted company limited by shares (the “Purchaser”), pursuant to which the Purchaser and the Company will effect a business combination (together with the other transactions contemplated by the BCA, the “Transactions”); WHEREAS, in connection with the Transactions, the Company desires to effectuate a recapitalization, pursuant to which all outstanding equity interests of the Company will be converted or exchanged into (i) a new class of common units of the Company in an aggregate amount of 68,155,203 (“New Common Units”) and (ii) a new class of options to purchase New Common Units in an aggregate amount of 1,844,719 (“New Options”) and (iii) a new class of unvested earn out units of the Company in an aggregate amount of 10,000,000 (“New Earn Out Units” and, together with the New Common Units and New Options, the “New Securities”), in each case, allocated to the existing equityholders of the Company (the “Existing Equityholders”) as set forth opposite each Existing Equityholder’s name in the columns titled “Total New Common Units,” “Total New Vested Options,” “Total New Unvested Options” and “Total Unvested Earn Out Units” on Schedule A hereto (collectively, the “Recapitalization”); WHEREAS, pursuant to Section 2.5 of the A&R Operating Agreement, the Company shall not issue any Unit Interests to any Person without the prior written consent of the Class A Members; WHEREAS, the Board, with the consent of the Class A Members, desires to approve, adopt and authorize (i) the Recapitalization (including the creation of the New Securities) and (ii) the allocation of the New Securities to the Existing Equityholders as set forth opposite each Existing Equityholder’s name in the columns titled “Total New Common Units,” “Total New Vested Options,” “Total New Unvested Options” and “Total Unvested Earn Out Units” on Schedule A hereto; WHEREAS, the Transactions, including the Recapitalization, will constitute a Liquidity Event, pursuant to which, in accordance with Section 5.3(b) of the A&R Operating Agreement, the proceeds of such event (less such amounts as the Board determines in its discretion are necessary to provide or reserve for liabilities and expenses) must be allocated and distributed among the Members in proportion to the balances of their respective capital accounts; WHEREAS, pursuant to Section 15.3 of the A&R Operating Agreement, the Class A Members may amend or repeal the provisions of the A&R Operating Agreement by unanimous agreement set forth in writing; WHEREAS, the Class A Members desire to waive the provisions of Section 5.3(b) of the A&R Operating Agreement with respect to the Transactions, including the Recapitalization; and WHEREAS, the undersigned desire to execute this unanimous written consent of the Members and unanimous written consent of the Board (collectively, this “Written Consent”) in lieu of formally holding a meeting and agree that the adoption of the following resolutions shall be valid and have the same force and effect as though such resolutions had been adopted at a formal meeting.

NOW THEREFORE, BE IT RESOLVED, that the Board and the Class A Members approve, adopt and authorize in all respects (i) the Recapitalization (including the creation of the New Securities) and (ii) the allocation of the New Securities to the Existing Equityholders as set forth opposite each Existing Equityholder’s name in the columns titled “Total New Common Units,” “Total New Vested Options,” “Total New Unvested Options” and “Total Unvested Earn Out Units” on Schedule A hereto; FURTHER RESOLVED, that the Class A Members hereby waive the provisions of Section 5.3(b) of the A&R Operating Agreement with respect to the Transactions, including the Recapitalization; FURTHER RESOLVED, that Erik Sallee (the “Company Representative”), as the duly authorized representative of the Company, be, and hereby is, authorized, empowered, and directed, in the name and on behalf of the Company, to execute and deliver any and all documents, agreements, and instruments in such form as may be, in his judgment, necessary, proper or advisable in order to carry out the Recapitalization in accordance with this Written Consent, the A&R Operating Agreement and the BCA, and all of his acts and deeds which are consistent with the purposes and intent of this Written Consent shall be, and the same hereby are, in all respects, ratified, approved, confirmed, and adopted as the acts and deeds of the Company; FURTHER RESOLVED, that the Company Representative is authorized and directed to do and perform or cause to be done and performed all such acts, deeds, and things, and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates in the name of the Company and to retain such counsel, agents, and advisors and to incur and pay such expenses, fees, and taxes as shall, in the opinion of the Company Representative, be deemed necessary or advisable (such necessity or advisability to be conclusively evidenced by the execution thereof) to effectuate or carry out fully the purpose and interest of all of the resolutions contained in this Written Consent; and that any and all such actions heretofore or hereafter taken by the Company Representative relating to and within the terms of these resolutions be, and they hereby are, adopted, affirmed, approved, and ratified in all respects as the act and deed of the Company; and FURTHER RESOLVED, that any person dealing with the Company Representative acting for or on behalf of the Company in connection with any of the foregoing matters shall be conclusively entitled to rely upon the authority of such person and by his or her execution of any document, agreement or instrument, the same shall be a valid and binding obligation of the Company, enforceable in accordance with its terms. * * *

IN WITNESS WHEREOF, the undersigned have duly executed this Written Consent as of the date first set forth above. In accordance with the TBOC and the A&R Operating Agreement, this Written Consent may be executed in writing, or consented to by electronic transmission, in any number of counterparts, each of which, when so executed, shall be deemed an original and all of which taken together shall constitute one and the same action. The undersigned direct that an executed copy of this Written Consent, including multiple counterparts, shall be filed with the minutes of the Company. /s/ Kamal S. Ghaffarian Kamal S. Ghaffarian, in his capacity as a member of the Board and a Class A Member /s/ Stephen J. Altemus Stephen J. Altemus, in his capacity as a member of the Board and, as Co-Trustee of the Stephen and Brunella Altemus Living Trust, a Class A Member /s/ Brunella Altemus Brunella Altemus, in her capacity as Co-Trustee of the Stephen and Brunella Altemus Living Trust, a Class A Member /s/ Timothy P. Crain Timothy P. Crain, II, in his capacity as a Class A Member GM ENTERPRISES, LLC, as a Class A Member /s/ Matthew Yetman By: Matthew Yetman Title: Manager [Signature Page to Recapitalization Instrument]

INTUITIVE MACHINES KG PARENT, LLC, as a Class A Member /s/ Matthew Yetman By: Matthew Yetman Title: Manager [Signature Page to Recapitalization Instrument]

**SCHEDULE A**

| *Member* | *Current Class A Units* | *Current Class B Units* | *Current Vested Options* | *Current Unvested Options* | *Total New Common Units* | *Total New Vested Options* | *Total New Unvested Options* | *Total Unvested Earn Out Units* |
|---|---|---|---|---|---|---|---|---|
| Kamal S. Ghaffarian | 69,603,517 | — | — | — | 38,716,709 | — | — | 5,681,920 |
| Intuitive Machines KG Parent, LLC | 2,417,088 | — | — | — | 1,344,496 | — | — | 197,313 |
| GM Enterprises, LLC | 3,513,395 | — | — | — | 1,954,313 | — | — | 286,808 |
| Stephen J. Altemus and Brunella Altemus, as Co-Trustees of the Stephen and Brunella Altemus Living Trust | 28,755,000 | — | — | — | 15,994,866 | — | — | 2,347,347 |
| Timothy P. Crain, II | 18,211,000 | — | — | — | 10,129,804 | — | — | 1,486,612 |
| Melissa Allega | — | — | 6,250 | 6,250 | — | 3,476 | 3,476 | — |
| Matthew Ashmore | — | 7,500 | — | 30,000 | 4,171 | — | 16,687 | — |
| Matthew Atwell | — | — | 7,500 | 17,500 | — | 4,171 | 9,734 | — |
| Brandon Belnap | — | — | 7,500 | 17,500 | — | 4,171 | 9,734 | — |
| James Blakeslee | — | — | 37,500 | 37,500 | — | 20,859 | 20,859 | — |
| Joshua Bluth | — | — | 3,750 | 8,750 | — | 2,085 | 4,867 | — |
| Zachary Bluth | — | — | 3,750 | 8,750 | — | 2,085 | 4,867 | — |
| David Bussey | — | — | — | 100,000 | — | — | 55,624 | — |
| Brian Butcher | — | — | 25,000 | 25,000 | — | 13,906 | 13,906 | — |
| Robin Campbell | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Michael Cortina | — | — | 5,000 | 20,000 | — | 2,781 | 11,124 | — |
| Gary Crenek | — | — | 18,750 | 18,750 | — | 10,429 | 10,429 | — |
| Nathaniel Eckert | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Karl Finger | — | — | 1,000 | 4,000 | — | 556 | 2,224 | — |
| Jack Fischer | — | 4,000 | 36,000 | 160,000 | 2,224 | 20,024 | 88,999 | — |
| Ryan Franz | — | — | 1,500 | 3,500 | — | 834 | 1,946 | — |

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| Robert Garamillo Jr. | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Tyler Gilliland | — | — | 6,250 | 6,250 | — | 3,476 | 3,476 | — |
| Marc Granson | — | — | — | 100,000 | — | — | 55,624 | — |
| John Graves | — | — | 2,500 | 10,000 | — | 1,390 | 5,562 | — |
| Gregory Hall | — | — | 6,250 | 6,250 | — | 3,476 | 3,476 | — |
| Michael Hansen | — | — | 2,500 | 10,000 | — | 1,390 | 5,562 | — |
| Jason Hartmann | — | — | 6,250 | 6,250 | — | 3,476 | 3,476 | — |
| Douglas Hawk | — | — | 5,000 | 20,000 | — | 2,781 | 11,124 | — |
| Donnie Hicks II | — | 1,500 | — | 3,500 | 834 | — | 1,946 | — |
| John Hill | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Lillian Hong | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Edward John Hovan Jr. | — | — | — | 100,000 | — | — | 55,624 | — |
| Mitchell Jefferies | — | — | 1,500 | 3,500 | — | 834 | 1,946 | — |
| David Johnson Jr. | — | — | 10,000 | 15,000 | — | 5,562 | 8,343 | — |
| Wyatt Johnson | — | — | 12,500 | 12,500 | — | 6,953 | 6,953 | — |
| Michael Kalontarov | — | 1,000 | 9,000 | 15,000 | 556 | 5,006 | 8,343 | — |
| Jacob Killelea | — | 500 | — | — | 278 | — | — | — |
| Jonathan Kraeuter | — | 7,500 | — | 30,000 | 4,171 | — | 16,687 | — |
| Steven Labbe | — | — | 60,000 | 140,000 | — | 33,374 | 77,874 | — |
| Brian Mader | — | — | 1,000 | 4,000 | — | 556 | 2,224 | — |
| Joshua Marshall | — | — | 2,500 | 10,000 | — | 1,390 | 5,562 | — |
| Trent Martin | — | — | 125,000 | 125,000 | — | 69,530 | 69,530 | — |
| Donna J. Mays | — | — | 6,250 | 6,250 | — | 3,476 | 3,476 | — |
| Gregory McCaskill | — | — | 7,500 | 17,500 | — | 4,171 | 9,734 | — |
| Peter McGrath | — | — | 50,000 | 200,000 | — | 27,812 | 111,249 | — |
| Breanne McNerney | — | 5,000 | — | 20,000 | 2,781 | — | 11,124 | — |
| Morgan Melanson | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Giovanni Molina-Ramos | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| James Moore | — | — | 6,250 | 6,250 | — | 3,476 | 3,476 | — |
| Robert Morehead | — | — | 30,000 | 45,000 | — | 16,687 | 25,031 | — |
| Dmytro Moyseyev | — | — | 5,000 | 7,500 | — | 2,781 | 4,171 | — |
| Ryan Necessary | — | — | 37,500 | 37,500 | — | 20,859 | 20,859 | — |
| Armando Olivas | — | — | 1,500 | 3,500 | — | 834 | 1,946 | — |

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| Michael James Padgett | — | — | 3,750 | 8,750 | — | 2,085 | 4,867 | — |
| Benjamin Pigg | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Elliot Pucek | — | — | 1,500 | 3,500 | — | 834 | 1,946 | — |
| Carter Pytel | — | — | 1,500 | 3,500 | — | 834 | 1,946 | — |
| David Rafferty | — | — | — | 100,000 | — | — | 55,624 | — |
| Hans Raven | — | — | 5,000 | 20,000 | — | 2,781 | 11,124 | — |
| Jordan Franklin Reynolds | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Ricardo Rodriguez | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Anna Ronalds | — | — | 125,000 | 125,000 | — | 69,530 | 69,530 | — |
| Miguel Rosales | — | — | 2,000 | 3,000 | — | 1,112 | 1,668 | — |
| Arnab Roy | — | — | 12,500 | — | — | 6,953 | — | — |
| Kenneth Salazar | — | — | 2,500 | 10,000 | — | 1,390 | 5,562 | — |
| Mario Salazar | — | — | 5,000 | 7,500 | — | 2,781 | 4,171 | — |
| Lazaro Saldana | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Erik Sallee | — | — | 100,000 | 200,000 | — | 55,624 | 111,249 | — |
| Laura Sanchez | — | — | 2,000 | 3,000 | — | 1,112 | 1,668 | — |
| Steven Seder | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Cyrus Shy | — | — | 500 | 2,000 | — | 278 | 1,112 | — |
| Tomasz Sliwinski | — | — | 25,000 | 25,000 | — | 13,906 | 13,906 | — |
| Jason Soloff | — | — | — | 50,000 | — | — | 27,812 | — |
| Gary Spexarth | — | — | 5,000 | 20,000 | — | 2,781 | 11,124 | — |
| Shaun Stewart | — | — | 84,000 | 84,000 | — | 46,724 | 46,724 | — |
| Benjamin Stiegemeier | — | — | 30,000 | 45,000 | — | 16,687 | 25,031 | — |
| William Tamblyn | — | — | 18,750 | 18,750 | — | 10,429 | 10,429 | — |
| Demetrius Taylor | — | — | 750 | 1,750 | — | 417 | 973 | — |
| Charles Todd IV | — | — | 3,750 | 8,750 | — | 2,085 | 4,867 | — |
| Gregory Vajdos | — | — | 5,000 | 7,500 | — | 2,781 | 4,171 | — |
| Steven Vontur | — | — | — | 100,000 | — | — | 55,624 | — |
| Lucas Ward | — | — | 6,250 | 6,250 | — | 3,476 | 3,476 | — |
| Edwin Watts Jr. | — | — | 2,500 | 10,000 | — | 1,390 | 5,562 | — |
| Samuel Welsh | — | — | 3,750 | 8,750 | — | 2,085 | 4,867 | — |
| Justin Westmoreland | — | — | 2,500 | — | — | 1,390 | — | — |
| **Total** | **122,500,000** | **27,000** | **1,002,250** | **2,314,250** | **68,155,203** | **557,468** | **1,287,251** | **10,000,000** |

Exhibit A FORM OF JOINDER AGREEMENT This JOINDER AGREEMENT, dated as of , 20___ (this “Joinder”), is delivered pursuant to that certain Second Amended and Restated Limited Liability Company Agreement, dated as of [ ● ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among Intuitive Machines, LLC, a Delaware limited liability company (the “Company”), Intuitive Machines, Inc., a Delaware corporation and the sole managing member of the Company (the “Corporation”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement. 1. Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof. The undersigned hereby acknowledges, agrees and confirms that it has received a copy of the LLC Agreement and has reviewed the same and understands its contents. 2. Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full. 3. Address. All notices under the LLC Agreement to the undersigned shall be direct to: [Name] [Address] [City, State, Zip Code] Attn: Facsimile: E-mail: IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written. [NAME OF NEW MEMBER] By: Name: Title:

Acknowledged and agreed as of the date first set forth above: INTUITIVE MACHINES, LLC By: Intuitive Machines, Inc., its Manager By: Name: Title:

Exhibit B-1 FORM OF AGREEMENT AND CONSENT OF SPOUSE The undersigned spouse of (the “Member”), a party to that certain Second Amended and Restated Limited Liability Company Agreement, dated as of [●], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Intuitive Machines, LLC, a Delaware limited liability company (the “Company”), Intuitive Machines, Inc., a Delaware corporation and the sole managing member of the Company, and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledges on his or her own behalf that: I have read the Agreement and understand its contents. I acknowledge and understand that under the Agreement, any interest I may have, community property or otherwise, in the Units owned by the Member is subject to the terms of the Agreement, which include certain restrictions on Transfer. I hereby consent to and approve the Agreement. I agree that said Units and any interest I may have, community property or otherwise, in such Units are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on said Units or any interest I may have, community property or otherwise, in said Units. I hereby acknowledge that the meaning and legal consequences of the Agreement have been explained fully to me and are understood by me, and that I am signing this Agreement and consent without any duress and of free will. Dated: [NAME OF SPOUSE] By: Name:

Exhibit B-2 FORM OF SPOUSE’S CONFIRMATION OF SEPARATE PROPERTY I, the undersigned, the spouse of (the “Member”), who is a party to that certain Second Amended and Restated Limited Liability Company Agreement, dated as of [ ˜ ](as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Intuitive Machines, LLC, a Delaware limited liability company (the “Company”), Intuitive Machines, Inc., a Delaware corporation and the sole managing member of the Company, and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledge and confirm that the Units owned by said Member are the sole and separate property of said Member, and I hereby disclaim any interest in same. I hereby acknowledge that the meaning and legal consequences of this Member’s spouse’s confirmation of separate property have been fully explained to me and are understood by me, and that I am signing this Member’s spouse’s confirmation of separate property without any duress and of free will. Dated: [NAME OF SPOUSE] By: Name:

AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF INTUITIVE MACHINES, LLC This Amendment No. 1 (this “Amendment”) to the Second Amended and Restated Limited Liability Company Agreement of Intuitive Machines LLC, a Delaware limited liability company (the “Company”), is made as of August 10, 2026 by the Company, the Manager and the Majority Unit Holders (as defined herein) as of the date hereof. Capitalized terms used and not otherwise defined herein have the meaning set forth in the LLC Agreement (as defined below). RECITALS WHEREAS, the Company is governed by that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 13, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto, the “LLC Agreement”); WHEREAS, Section 15.03 of the LLC Agreement provides that, subject to certain exceptions, the LLC Agreement may be amended or modified upon the prior written consent of the Manager, together with the prior written consent of the holders of a majority of the Units then outstanding (excluding all Units held directly or indirectly by the Corporation) (the “Majority Unit Holders”); WHEREAS, the Company, the Manager and the Majority Unit Holders have determined that it is in the best interests of the Company to amend the LLC Agreement as set forth in this Amendment; and WHEREAS, in accordance with Section 15.03 of the LLC Agreement, the parties hereto desire to amend the LLC Agreement on the terms and conditions set forth herein. AMENDMENT NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows: 1. Amendment to LLC Agreement. Article IV of the LLC Amendment is hereby amended by adding the following language after Section 4.01(b)(iv): “(v) Notwithstanding anything to the contrary in this Agreement, for purposes of determining a Member's Assumed Tax Liability, the Manager shall take into account all separately stated items of income, gain, loss, deduction and credit allocated to such Member, to the extent such items are reasonably expected to give rise to federal or state tax liabilities for individual members. Any Tax Distribution relating to such Tax Liability shall not be automatic and shall be made only upon the written request of one or more Members, provided that no such distribution shall be made unless the aggregate tax liability of the requesting Members attributable to such separately stated items for the applicable Taxable Year equals or exceeds $1,000,000.00 (whether in a single applicable tax year or if cumulative for all applicable tax years), as reasonably determined by the Manager. Any Member may elect to waive all or any portion of such Tax Distribution, in which case the pro-rata waived amount shall be considered a cash contribution to the Company. Notwithstanding the foregoing, the Corporation shall be deemed to have elected to reinvest its pro rata share of any such Tax Distribution unless the Manager determines in good faith that the Corporation is expected to incur current cash tax liabilities and/or cash payments under the Tax Receivable Agreement attributable to Company allocations. To reduce administrative burden, the Manager may determine that any Tax Liability arising from any such separately stated items shall only be calculated and subsequently distributed, if applicable, on an annual basis following the final determination of the Company's tax allocations for the applicable Taxable Year, rather than on a quarterly estimated basis.” 2. Miscellaneous. a. Effect of Amendment. This Amendment shall be effective as of the date first written above. After giving effect to this Amendment, unless the context otherwise requires, each reference in the LLC Agreement or any exhibits or schedules thereto to “this Agreement”, “the Agreement”, “hereof”, “herein” or words of like import referring to the LLC Agreement shall refer to the LLC Agreement as amended by this Amendment. Except as expressly amended hereby, the LLC Agreement will continue in full force and effect and shall be otherwise unaffected hereby. b. Entire Agreement. This Amendment, the LLC Agreement (including any exhibits or schedules thereto), and the agreements, documents, instruments and certificates referred to herein or therein or delivered pursuant hereto or thereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements or representations, whether written or oral, which may have related to the subject matter hereof or thereof in any way. [Signature Page Follows]

[Signature Page to Amendment No. 1 to Second A&R LLCA] IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above. COMPANY INTUITIVE MACHINES, LLC By: /s/ Stephen J. Altemus Name: Stephen J. Altemus Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Second A&R LLCA] MANAGER INTUITIVE MACHINES, INC. By: /s/ Stephen J. Altemus Name: Stephen J. Altemus Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Second A&R LLCA] MAJORITY UNIT HOLDERS By: /s/ Stephen J. Altemus Name: Stephen J. Altemus, in his capacity as Co- Trustee of the Stephen and Brunella Altemus Living Trust, By: /s/ Timothy P. Crain, II Name: Timothy P. Crain, II Ghaffarian Enterprises, LLC By: /s/ Matthew Yetman Name: Matthew Yetman GM Enterprises, LLC By: /s/ Matthew Yetman Name: Matthew Yetman Title: Manager Intuitive Machines KG Parent, LLC By: /s/ Matthew Yetman Name: Matthew Yetman Title: Manager